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                                                                    Exhibit 2.18
                            UNITS PURCHASE AGREEMENT

THIS AGREEMENT ("Agreement") is dated 7 April 2000,

BETWEEN:

(1) THE PERSONS whose names and addresses are set out in Schedule 1 (the "Sellers"); and

(2) KENDLE UK INC., an Ohio corporation, whose principal place of business is at 1200 Carew Tower, 441 Vine Street, Cincinnati, Ohio 45202, USA ("Kendle").

                                    RECITALS

         A.  The Sellers, in the aggregate, own:

         (a) all of the issued share capital of SYNERMEDICA PTY LIMITED (ACN 064 353 840), a private company limited by shares registered in Australia and having its registered office at First Floor, 245 Glenferrie Road, Malvern, Victoria 3144 Australia, which in turn owns all of the issued share capital of SYNERMEDICA RESEARCH & DEVELOPMENT PTY LIMITED (ACN 064 945 651), a private company limited by shares registered in Australia and having its registered office at First Floor, 245 Glenferrie Road, Malvern, Victoria 3144 Australia; and

         (b) all of the trust units of the SYNERMEDICA UNIT TRUST, which in turn owns all of the trust units of the SYNERMEDICA R&D UNIT TRUST.

together, the "TARGET".

         B. This Agreement contemplates a transaction in which Kendle will purchase from the Sellers, and the Sellers will sell to Kendle, all of the issued share capital and units of TARGET in return for cash and KII Shares.

THE PARTIES AGREE as follows:

         1.       DEFINITIONS.

         In this agreement, unless the contrary intention appears, the singular includes the plural and vice versa.

         "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings,


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investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, Encumbrances, losses, expenses and fees, including (without limitation) court costs and reasonable attorneys' fees and expenses.

         "AFFILIATE" means any Person where Target has the capacity to directly or indirectly control the outcome of decisions about that Person's financial and operational policies.

         "AUSTRALIAN DOLLAR" or "AUD" shall mean the lawful currency for the time being of Australia.

         "BASIS" means any known past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that forms or could form the basis for any specified consequence.

         "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for ordinary banking business in Melbourne, Victoria, Australia and Cincinnati, Ohio, USA.

         "CASH CLOSING PAYMENT" has the meaning set forth in Section 2(b) below.

         "CLAIM AMOUNT" MEANS:

                           (a) the amount the TARGET is required to pay in Tax to a Government Agency as a result of a Tax Claim; or

                           (b) the amount of any credit, rebate or refund of Tax lost by the TARGET as a result of a Tax Claim; or

                           (c) the amount of Tax that would, if TARGET had taxable income in the year of income to which the Tax Claim relates, be payable by that company as a result of the loss of any relief, allowance, deduction or loss carried forward, calculated at the rate of Tax applicable to companies in the year in which the Tax Claim is made.

         "CLOSING" has the meaning set forth in Section 2(c) below.

         "CLOSING DATE" has the meaning set forth in Section 2(c) below.

         "CONFIDENTIAL INFORMATION" has the meaning set forth in Exhibit
7(a)(ix).

         "CORPORATIONS LAW" MEANS THE CORPORATIONS LAW OF AUSTRALIA.

         "CURRENT USE" has the meaning set forth in Exhibit 4(l)(iv)(A).

         "COVENANTS" has the meaning set forth in Section 7(a)(vii) below.

         "DISCLOSURE SCHEDULE" means the disclosure schedule delivered by the Parties hereto pursuant to Section Section 3 and 4 below. Nothing contained in the Disclosure Schedule shall be deemed

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adequate to disclose an exception to a representation or warranty made in this
Agreement unless the exception is identified in the Disclosure Schedule with reasonable particularity, describing the relevant facts in reasonable detail.

         "DOLLAR EQUIVALENT" means on the Closing Date, with respect to an amount denominated in Australian Dollars, the amount of Dollars which could be purchased with that amount of Australian Dollars at a rate of exchange calculated using the spot FX AUD/US$ exchange rate of .6280.

         "DOLLARS" and "$" mean dollars in the lawful currency of the United States.

         "EMPLOYEES" has the meaning set forth in Section 4(t)(i).

         "EMPLOYMENT AGREEMENTS" has the meaning set forth in Section 7(a)(vi) below.

         "ENCUMBRANCE" means any Security Interest, warrant, option, purchase right, pre-emptive right, or other right or claim of any character that restricts the transfer of share capital.

         "ENVIRONMENTAL LAW" means all laws (including common law, Acts of Parliament, regulations, policies, by-laws and local laws, or any relevant code of practice, note, standard or other advisory material issued by any competent authority, and all leases, permits, consents and approvals made pursuant to such laws) relating to the Environment, the health and safety of persons or property, the protection of natural amenity or Hazardous Materials.

         "ENVIRONMENT" shall have the same meaning as in the Environment Protection Act 1970 (Vic).

         "ESCROW AGREEMENT" has the meaning set forth in Section 2(b) below.

         "FINANCIAL STATEMENTS" has the meaning set forth in Section 4(g) below.

         "GAAP" means Australian generally accepted accounting principles, as in effect from time to time.

         "GOVERNMENT AGENCY" means any governmental authority or instrumentality responsible for Tax, wherever situated.

         "GST" means a goods and services tax or any similar tax imposed in Australia.


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         "HAZARDOUS MATERIALS" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "dangerous goods", "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law; (c) any pollutant, or any hazardous, toxic, noxious, corrosive or caustic substance whether in solid, liquid or gaseous form; and (d) any other chemical, material or substance exposure to which is prohibited, limited or regulated by any governmental authority.

         "INDEMNIFIED PARTY" has the meaning set forth in Section 8(e) below.

         "INDEMNIFYING PARTY" has the meaning set forth in Section 8(e) below.

         "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and re-examinations thereof, (b) all trade marks, service marks, rights (registered or unregistered) in any designs, trade dress, logos, trade names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals),
(f) all computer software (including related technical documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "KENDLE" has the meaning set forth in the preface above.

         "KENDLE MATERIAL ADVERSE CHANGE" has the meaning set forth in
Section 7(b)(vii) below.

         "KII SHARES" has the meaning set forth in Section 2(b) below.

         "KII" means Kendle International Inc.

         "KNOWLEDGE" means knowledge after reasonable investigation.

         "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated


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or unliquidated, and whether due or to become due), including (without limitation) any liability for Taxes.

         "MARKET VALUE" means:

         (a) if the average closing price of KII shares for the twenty Trading Days which cease five days before Closing is between US$10 and US$14, US$12 per KII share ("Base Amount");

         (b) if the average closing price of KII shares for the twenty Trading Days which cease five days before Closing is between US$8.00 and US$9.99, the Base Amount less the difference between US$10 and the average closing price of KII shares for that period; or

         (c) if the average closing price of KII shares for the twenty Trading Days which cease five days before Closing is between US$14.01 and US$16.00, the Base Amount plus the average closing price of KII shares for that period less US$14.

         "MOST RECENT BALANCE SHEET" means the balance sheet contained within the Most Recent Financial Statements.

         "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in
Section 4(g) below.

         "MOST RECENT FINANCIAL MONTH END" has the meaning set forth in
Section 4(g) below.

         "MOST RECENT FINANCIAL YEAR END" has the meaning set forth in
Section 4(g) below.

         "NASDAQ" means the National Market System of the National Association of Securities Dealers, Inc.

         "NIRVANA SUPERANNUATION FUND" means the Nirvana Superannuation Fund established by deed dated 13 June 1995.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "PARTY" means Kendle or the Sellers, as the case requires, and Parties means both of them.

         "PERMITS" has the meaning set forth in Section 4(c).

         "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organisation, or a governmental entity (or any department, agency, or political subdivision thereof).


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                                      -6-


         "PLANNING ACT" means any law regulating or relating to land use planning, including any planning scheme.

         "PREMISES" means the land and premises particulars of which are set out in Schedule 2.

         "PURCHASE PRICE" has the meaning set forth in Section 2(b) below.

         "RELEASE" has the meaning set forth in Section 7(a)(vii) below.

         "RELEVANT EMPLOYEE" means any past or present employee of TARGET.

         "SEC" has the meaning set forth in Section 3(b)(v) below.

         "SECURITIES ACT" means the US Securities Act of 1933, as amended.

         "SECURITIES EXCHANGE ACT" means the US Securities Exchange Act of 1934, as amended.

         "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, assignment, hypothecation, security interest (including any created by law), title retention or other security agreement or arrangement, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "SELLER" has the meaning set forth in the preface above.

         "SUPERANNUATION FUNDS" means collectively the superannuation fund known as the Synermedica Pty Ltd Mercantile Mutual Mastertrust Number 12758 and the Nirvana Superannuation Fund.

         "TARGET" has the meaning set forth in the first recital above.

         "TARGET MATERIAL ADVERSE CHANGE" has the meaning set forth in
Section 7(a)(viii) below.

         "TARGET SHARE AND TRUST UNIT" means all of the ordinary shares, trust units or other issued securities of TARGET, and TARGET Share alone means all of the ordinary shares of TARGET.

         "TAX" means taxes, levies, imposts, deductions, charges, withholdings, excises, fees, compulsory loan or and duties imposed by any Government Agency (including, without limitation, stamp and transaction duties), together with any related interest, penalties, fines


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                                      -7-


and expenses.

         "TAX ACT" means the Income Tax Assessment Act 1936 (Cth).

         "TAX CLAIM" means an assessment notice (including a notice of adjustment of a loss claimed by the TARGET in a manner adversely affecting the company), demand or other document issued or action taken by or on behalf of a Government Agency, whether before or after the date of this deed, as a result of which the TARGET is liable to make a payment for Tax or is deprived of any credit, rebate, refund, relief, allowance, deduction, or loss carried forward.

         "TAX LIABILITY" means any Liability with respect to Taxes.

         "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "THIRD PARTY CLAIM" has the meaning set forth in Section 8(d) below.

         "TRADING DAY" means those days on which NASDAQ is open for trading.

         "US" or "UNITED STATES" means the United States of America.

         "US GAAP" means United States generally accepted accounting principles, as in effect from time to time.

         2.       PURCHASE AND SALE OF TARGET SHARES AND TRUST UNITS.

                  (a) BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, Kendle agrees to purchase from each of the Sellers, and each of the Sellers agrees to sell to Kendle, all of his or her TARGET Shares and Trust Units for the consideration specified below in this
Section 2.

                  (b) PURCHASE PRICE. Subject to Section 2(f), Kendle shall pay the Sellers a purchase price of four million, five hundred thousand Australian Dollars (AUD4,500,000) (the "PURCHASE PRICE"), to be paid as set out in this
Section 2(b). The Purchase Price paid to each Seller shall be as set forth in
Schedule 1 hereto.

                          (i) Three million Australian Dollars (AUD3,000,000) shall be paid in cash at the Closing (the "CASH CLOSING PAYMENT").

                          (ii) Seventy-eight thousand, five hundred (78,500) Kendle International Inc Shares, which represents the Dollar Equivalent of one million, five hundred thousand Australian Dollars (AUD1,500,000) shall be paid to Fifth Third Bank N/A, as escrow agent under the Escrow Agreement (which shall be in the form


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         of Exhibit 2(b) hereto), in non-registered KII common stock, no par value ("KII SHARES") valued at the Market Value (the "KII SHARE CONSIDERATION"). If there are no claims within 12 months of the Closing by Kendle against any or all of the Sellers for a breach of this agreement (including the warranties contained in it), two-thirds of the KII Share Consideration will be released to the Seller. If there are no claims within 24 months of the Closing by Kendle against any or all of the Sellers for a breach of this agreement (including the warranties contained in it) the remaining one-third of the KII Share Consideration will be released to the Seller. For the avoidance of doubt, if there is a claim by Kendle against any or all of the Sellers for a breach of this agreement, KII Share Consideration (to the value of the amount of the claim) which is held in escrow under the Escrow Agreement at the time the claim is made shall not be released to the Sellers until resolution of the claim.

                  (c) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at 10:00 a.m., local time, on 7 April 2000 (the "CLOSING DATE"), and the parties agree that Closing shall take effect from 31 March 2000. Execution and completion of this agreement shall simultaneously take place at the offices of Herbert Geer & Rundle.

                  (d) DELIVERIES AT THE CLOSING. At the Closing, (i) the Sellers will deliver to Kendle the various certificates, instruments and documents referred to in Section 7(a) below, (ii) Kendle will deliver to the Sellers the various certificates, instruments and documents referred to in Section 7(b) below, (iii) each of the Sellers will deliver to Kendle share and trust unit certificates representing all of his, her or its TARGET Shares and Trust Units, accompanied by duly executed transfers of such share and trust unit certificates endorsed in blank together with such waivers or consents as Kendle may require to enable Kendle or its nominees to be registered as holders of TARGET shares and trust units, (iv) Kendle will deliver to the Sellers the consideration specified in Section 2(b) above, and (v) Kendle will, by 6 equal monthly instalments paid in the first half of each month commencing with April 2000, distribute to the Sellers Synermedica's pre-tax profit for the 9 month period ending March 31, 2000, which, for the avoidance of doubt, is Seven Hundred and Eleven Thousand and Thirty Australian Dollars (AUD711,030). This distribution will be payable from the cash flow of Synermedica and secured by a note issued by Synermedica in favour of the Sellers.

                  (e) PRE-EMPTION RIGHTS WAIVER. The Sellers waive all rights of pre-emption (if any) over TARGET Shares and Trust Units to which they may be entitled under the constitution of TARGET, or otherwise, in relation to the sale and purchase of TARGET Shares and Trust Units pursuant to this Agreement.

                  (f)      REDUCTION OF PURCHASE PRICE.

                          (i) The Purchase Price shall be reduced on each
                  occurrence of the following events:


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                                   (A) If George Mihaly either Resigns without
                  Good Reason or is Terminated for Cause (as each such term is defined below):

                                       (1) prior to the first anniversary of the
                  Closing Date, there shall be a reduction equal to fifty percent (50%) of the amount of the Purchase Price payable to George Mihaly and Waide Pty Limited;

                                       (2) prior to the second anniversary of
                  the Closing Date, there shall be a reduction equal to forty percent (40%) of the amount of the Purchase Price payable to George Mihaly and Waide Pty Limited; or

                                       (3) prior to the third anniversary of the
                  Closing Date, there shall be a reduction equal to thirty percent (30%) of the amount of the Purchase Price payable to George Mihaly and Waide Pty Limited; or

                                   (B) If Margaret Papanicolaou either Resigns
                  without Good Reason or is Terminated for Cause (as each such term is defined below):

                                       (1) prior to the first anniversary of the
                  Closing Date, there shall be a reduction equal to fifty percent (50%) of the amount of the Purchase Price payable to Margaret Papanicolaou and J&M Psycharis Pty Limited;

                                       (2) prior to the second anniversary of
                  the Closing Date, there shall be a reduction equal to forty percent (40%) of the amount of the Purchase Price payable to Margaret Papanicolaou and J&M Psycharis Pty Limited; or

                                       (3) prior to the third anniversary of the
                  Closing Date, there shall be a reduction equal to thirty percent (30%) of the amount of the Purchase Price payable to Margaret Papanicolaou and J&M Psycharise Pty Limited; or

                                   (C) If Stuart Hall either Resigns without
                  Good Reason or is Terminated for Cause (as each such term is defined below):

                                       (1) prior to the first anniversary of the
                  Closing Date, there shall be a reduction equal to fifty percent (50%) of the amount of the Purchase Price payable to Stuart Hall;

                                       (2) prior to the second anniversary of
                  the Closing Date, there shall be a reduction equal to forty percent (40%) of the amount of the Purchase Price payable to Stuart Hall; or


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                                      -10-


                                       (3) prior to the third anniversary of the
                  Closing Date, there shall be a reduction equal to thirty percent (30%) of the amount of the Purchase Price payable to Stuart Hall.

                           (ii) For purposes of this Section 2(f) the terms "RESIGNS WITHOUT GOOD REASON" and "TERMINATED FOR CAUSE" shall have the meanings as applied with respect to one of the individuals referred to in paragraphs (A), (B) and (C) above, given in the Employment Agreement between such individual and as such agreement is in effect on and from the Closing Date, and without regard to whether such agreement is amended or terminated in the future, unless Kendle and the Sellers shall specifically agree in writing that any such amendment or termination shall have the effect of amending this Section 2(f), save that termination of the individual's Employment Agreement as a result of disability of the individual pursuant to clause 15.3(a) of the Employment Agreement shall not operate to invoke the reduction of Purchase Price mechanism set out in this Section 2(f).

                          (iii) The Purchase Price reductions required by this
         Section 2(f) shall be calculated on the full amount of the Purchase Price payable in respect of the Seller to which the Purchase Price reduction relates, and without regard to any prior or concurrent Purchase Price reduction taken pursuant to this Section 2(f) or pursuant to any other provision of this Agreement.

                          (iv) On the effective date of a Termination for Cause or a Resignation without Good Reason (a "REDUCTION DATE") causing a Purchase Price reduction pursuant to this Section 2(f), the relevant Seller shall become liable to pay to Kendle such Purchase Price reduction, and Kendle shall be entitled to receive such amount within thirty (30) days after the relevant Reduction Date, with interest thereon at the rate of ten percent (10%) per annum from the Reduction Date to the date of actual payment if such payment is not made in full by such date.

                          (v) If there are assets held under the Escrow Agreement against which there is no claim pending at the time the Sellers become obligated to refund a portion of the Purchase Price under this Section 2(f), Kendle shall be obligated and have the right to receive from the escrow available cash or other assets to satisfy the obligations of the Sellers to repay such portion of the Purchase Price, but if the escrow is exhausted or unavailable for whatever reason, Kendle shall have the right to receive payment directly from the Sellers.

                          (vi) Each of the events described in paragraph (i) above are independent of each other, and the refund of a portion of the Purchase Price in connection with termination of employment of one of the Sellers shall not relieve the Sellers from any obligation to make a further refund of the Purchase Price if required by this Section 2(f).



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                          (vii) For the avoidance of doubt, an individual
         referred to in Section 2(f)(i)(A), (B) or (C) will not be subject to a Purchase Price reduction in the event he or she Resigns with Good Reason, as that term is defined in his or her Employment Agreement.

         3.       REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

                  (a) REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Each of the Sellers represents and warrants to Kendle that the statements contained in this
Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)) with respect to himself, herself or itself (but not with respect to any other Seller).

                           (i) AUTHORISATION OF TRANSACTION. Such Seller has full power and authority to execute and deliver this Agreement and to perform his, her or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of such Seller, enforceable in accordance with its terms and conditions. Such Seller need not give any notice to, make any filing with, or obtain any authorisation, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                           (ii) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which such Seller is subject (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which such Seller is a party or by which he, she or it is bound or to which any of his assets is subject.

                           (iii) BROKERS' FEES. Such Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Kendle or TARGET could become liable or obligated.

                           (iv) INVESTMENT. Such Seller in connection with the receipt of KII Share Consideration (A) understands that KII Share Consideration has not been, and will not be, registered under the Securities Act, or under any state securities laws and are being offered and sold in reliance upon US federal and state exemptions for transactions not involving any public offering, (B) is acquiring KII Shares solely for his own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning Kendle and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding KII Shares, and
         (E) is able to bear the economic risk and lack of liquidity inherent in holding KII Shares.

                           (v) TARGET SHARES AND TRUST UNITS. Such Seller is the registered and sole beneficial owner of the number of TARGET Shares and Trust Units set forth next to his, her or its name in Schedule 1 free and clear of any Encumbrances (other than restrictions on transfer imposed by any applicable securities laws and regulations). Such Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any share capital of TARGET.

                           (vi) SELLERS AS TRUSTEES. Each of the Sellers warrants in respect of Synermedica Pty Limited and Synermedica Research and Development Pty Limited (together, the "Trustees") and Synermedica Unit Trust and The Synermedica R&D Unit Trust (together, the "Trusts") that:

                                    (A) the Trustees are the only Trustees of
         the Trusts and no action has been taken or proposed to remove either of them as Trustee of the respective Trust;

                                    (B) the copies of the trust deeds and
         variations dated 16 August 1994, 30 June 1995, and 1 July 1996 (Synermedica Unit Trust) and 6 November 1997 (The Synermedica R&D Unit Trust) provided by the Sellers to Kendle disclose all the terms of the Trusts and they are not in default under the terms of the Trusts;

                                    (C) the Trustees have the power and
         authority under the terms of the Trusts to enter into and perform this agreement including the power to sell the TARGET Shares;

                                    (D) the entry into and performance of this
         agreement is for the benefit of the beneficiaries of the Trusts, whose consents (if necessary) have been obtained;

                                    (E) the sale of the TARGET Shares under this
         agreement is not limited to the interest of the Trustees in the TARGET Shares in their capacity as the trustees of the Trusts but extends to the full beneficial interest in the TARGET Shares and Trust Units;

                                    (F) the Trustees have a right to be fully
         indemnified out of the Trusts' assets in respect of all of their obligations and liabilities incurred by them under this agreement and the assets of the Trusts are sufficient to satisfy that right; and

                                    (G) pending Closing the Trustees will not:

                                             (1) resign as trustees of the
         Trusts or permit any

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                                      -13-


         substitute or additional trustees to be appointed;

                                             (2) do anything which effects or
         facilitates the termination of the Trusts;

                                             (3) do anything which effects or
         facilitates the variation of the terms of the Trusts;

                                             (4) vest or distribute or advance
         any property of the Trusts to any beneficiary or sell any of the property of the Trusts (subject to the distribution of pre-tax profit described in Section 2(d)); or

                                             (5) do anything which effects or
         facilitates the resettlement of the Trusts' funds.

                           (vii) The Sellers agree, in relation to each Trustee and Trust, to ensure that until all obligations under this agreement are discharged:

                                    (A) the Trustees do not resign and no
         additional trustee is appointed;

                                    (B) the Trusts are not terminated;

                                    (C) the terms of the Trusts are not varied;

                                    (D) the property of the Trusts are not
         vested or distributed (subject to the distribution of pre-tax profit described in Section 2(d)); and

                                    (E) the Trust funds are not resettled,

                                    without the prior written consent of Kendle.
         That consent may not be unreasonably withheld if a person reasonably satisfactory to Kendle covenants with Kendle before the relevant event, in a form reasonably required by Kendle, to discharge all outstanding obligations of the Trustees under this agreement which remain outstanding.

                           (viii) MIHALY FAMILY TRUST. The Sellers agree to indemnify Kendle against any liability of any nature that was incurred by Synermedica Pty Limited in its capacity as or when it was Trustee of the Mihaly Family Trust.

                  (b) REPRESENTATIONS AND WARRANTIES OF KENDLE. Kendle represents and warrants to the Sellers that the statements contained in this
Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(b)) , except as set forth in Annex I.

                           (i) ORGANISATION OF KENDLE. Kendle is a corporation organised, validly existing and in good standing under the laws of the State of Ohio.

         (ii) AUTHORISATION OF TRANSACTION. Kendle has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Kendle, enforceable in accordance with its terms and conditions. Assuming the truth and correctness of the Seller's statements in Section 3(a)(v) of this Agreement, Kendle need not give any notice to, make any filing with, or obtain any authorisation, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                           (iii) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Kendle is subject or any provision of its charter or bylaws or
         (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which Kendle is a party or by which it is bound or to which any of its assets is subject.

                           (iv) CAPITALISATION. KII's authorised equity securities consist of Forty-five Million (45,000,000) shares of common stock, no par value per share, and One Hundred Thousand (100,000) shares of undesignated preferred stock, no par value per share. As of February 1, 2000, Eleven Million, Four-hundred and Ninety-seven Thousand, Seven Hundred and Thirty-one (11,497,731) shares of common stock were issued and outstanding and no shares of undesignated preferred stock were issued and outstanding. The KII Shares to be received by certain Sellers in connection with the transactions contemplated hereby will be duly authorised, validly issued, fully paid and non-assessable shares of common stock free and clear of any and all Encumbrances other than restrictions on transfer imposed by US federal and state securities laws and regulations.

                           (v) SEC REPORTS. KII has timely filed with the US Securities and Exchange Commission ("SEC") all materials and documents required to be filed by it under the US Securities Exchange Act of 1934 (the "Exchange Act"). All the materials and documents filed with the SEC by KII since July 2, 1997, including its initial Registration Statement on Form S-1, are hereinafter referred to as the "Kendle SEC Reports." Section 3(b) of the Disclosure Schedule lists all the Kendle SEC Reports filed on or prior to the date of this Agreement. The Kendle SEC Reports, copies of which have been delivered to the Sellers, are true and correct in all material respects, including the financial statements and other financial information contained therein, and do not omit to state any material fact necessary to make the statements in such Kendle SEC Reports, in light of the circumstances in which they were made, not misleading. The financial statements included in the Kendle SEC Reports fairly present in all material respects the financial condition and the results of operations, changes in stockholders' equity and cash flow of Kendle as at the respective dates of and for the periods referred to in such financial statements, all in accordance with US GAAP. Since the date of the most recent Kendle SEC Report, there has been no Kendle Material Adverse Change.

                           (vi) BROKERS' FEES. Other than liability or obligation to Technomark (which shall be the liability of Kendle and not of the Sellers), Kendle has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

                           (vii) INVESTMENT. Kendle is not acquiring TARGET Shares and Trust Units with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

         4. REPRESENTATIONS AND WARRANTIES CONCERNING TARGET. The Sellers, jointly and severally, represent and warrant to Kendle that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Disclosure Schedule.

                  (a) ORGANISATION, QUALIFICATION, AND CORPORATE POWER. TARGET comprises one private company limited by shares duly incorporated and registered, validly existing and in good standing under the laws of Australia in addition to one unit trust validly existing and in good standing under the laws of Australia. TARGET is duly authorised to conduct business and is in good standing under the laws of each jurisdiction set forth in Section 4(a) of the Disclosure Schedule and the failure to so qualify in any other jurisdiction will not result in a TARGET Material Adverse Change. TARGET has full corporate power and authority and all licenses, permits, and authorisations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. Section 4(a) of the Disclosure Schedule lists the directors and officers of TARGET. The Sellers have delivered to Kendle a correct and complete copy of the constitution of TARGET (as amended to date). The statutory and other books (containing among other things the records of meetings of the stockholders and trust unit holders, the board of directors and any committees of the board of directors, the share and trust unit certificates and the share and trust unit certificate records) of TARGET are correct and complete. TARGET is not in default under or in violation of any provision of its constitution.

                  (b) CAPITALISATION. The capitalisation of TARGET consists of:

                           (i) authorised share capital of two (2) shares and issued share capital of two (2) shares in Synermedica Pty Limited; and

                           (ii) one hundred (100) ordinary units and twenty (20) employee units in Synermedica Unit Trust.

                  All of the issued TARGET Shares and Trust Units have been duly authorised, are validly issued, fully paid and (in the case of shares) nonassessable, and are held legally and beneficially by the respective Sellers as set forth in Section 4(b) of the Disclosure Schedule, except for the shares in Synermedica Research & Development Pty Limited, which are owned by Synermedica Pty Limited, and the units in Synermedica R&D Unit Trust, which are owned by Synermedica Pty Limited as trustee for Synermedica Unit Trust. Except as set forth in Section 4(b) of the Disclosure Schedule, there are no outstanding or authorised options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require TARGET to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorised stock appreciation, phantom stock, profit participation, or similar rights with respect to TARGET. TARGET is not a party to any voting trusts, proxies, or other agreements or understandings with respect to the voting of the share capital of TARGET.

                  (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which TARGET is subject or any provision of the charter or bylaws of TARGET or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license instrument to which TARGET is a party or by which it is bound or to which any of its assets is subject; or (iii) result in the imposition of any Security Interest upon any of its assets. TARGET does not need to give any notice to, make any filing with, or obtain any authorisation, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement. TARGET maintains, and Section 4(c) of the Disclosure Schedule sets forth, all operating authorities, licenses, permits and approvals and other authorisations from all governmental authorities (collectively, the "PERMITS") as are necessary for the conduct of the business of TARGET. Except as expressly designated on Section 4(c) of the Disclosure Schedule, none of TARGET's rights under each of the Permits will not terminate in connection with the change in control of TARGET at Closing.

                  (d) BROKERS' FEES. TARGET has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                  (e) PROFESSIONAL FEES. Each of the Sellers agrees to indemnify TARGET against any liability incurred by TARGET with respect to the transactions contemplated by this agreement, including but not limited to, liability for any professional fees for advice related to the transactions.

                  (f) TITLE TO ASSETS. TARGET has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Encumbrances, excepting only properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet and certain other properties and assets involving in the aggregate more than Twenty-five Thousand Australian Dollars (AUD25,000) disposed of other than in the Ordinary Course of Business as disclosed on the Disclosure Schedule.

                  (g) FINANCIAL STATEMENTS. Attached hereto as Exhibit 4(g) are the following financial statements (collectively the "FINANCIAL STATEMENTS"):
(i) unaudited consolidated and consolidating financial statements (including the profit and loss accounts, balance sheets and cash flow statements) for TARGET as of and for the financial year ended 30 June 1999, including, in each case, the notes thereto and the directors' report and auditors' report (the "MOST RECENT FINANCIAL YEAR END"); and (iii) unaudited consolidated and consolidating financial statements (including the profit and loss accounts, balance sheets and cash flow statements) for TARGET as of and for the eight (8) months ended 28 February 2000 (the "MOST RECENT FINANCIAL MONTH END"), including, in each case, the notes thereto and the directors' report and auditors' report (the "MOST RECENT FINANCIAL STATEMENTS"). The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly in all material respects the financial condition of TARGET as of such dates and the results of operations of TARGET for such periods and are consistent with the books and records of TARGET; PROVIDED, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate).

                  (h) EVENTS SUBSEQUENT TO MOST RECENT FINANCIAL YEAR END. Except as set forth in Section 4(h) of the Disclosure Schedule, since 30 June 1999, there has not been any TARGET Material Adverse Change. Without limiting the generality of the foregoing, since that date:

                           (i) TARGET has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, involving in the aggregate more than Twenty-five Thousand Australian Dollars (AUD25,000) other than for a fair consideration in the Ordinary Course of Business;

                           (ii) other than agreements and contracts with customers, as to which One Hundred Thousand Australian Dollars (AUD100,000) shall be the disclosure threshold for Section 4(h) of the Disclosure Schedule, TARGET has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than Twenty-five Thousand Australian Dollars (AUD25,000) or outside the Ordinary Course of Business;

                           (iii) no party (including TARGET) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than Twenty-five Thousand Australian Dollars (AUD25,000) to which TARGET is a party or by which it is bound;

                           (iv) TARGET has not imposed or permitted to be imposed any Security Interest upon any of its assets, tangible or intangible;

                           (v) TARGET has not made any capital expenditure (or series of related capital expenditures) either involving more than Twenty-five Thousand Australian Dollars (AUD25,000) or outside the Ordinary Course of Business;

                           (vi) TARGET has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than Twenty-five Thousand Australian Dollars (AUD25,000) or outside the Ordinary Course of Business;

                           (vii) TARGET has not issued any share, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalised lease obligation either involving more than Twenty-five Thousand Australian Dollars (AUD25,000) singly or Twenty-five Thousand Australian Dollars (AUD25,000) in the aggregate;

                           (viii) TARGET has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                           (ix) TARGET has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than Twenty-five Thousand Australian Dollars (AUD25,000) or outside the Ordinary Course of Business;

                           (x) TARGET has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                           (xi) there has been no change made or authorised in the constitution or other constitutional documents of TARGET;

                           (xii) TARGET has not declared, set aside, or paid any dividend or made any distribution with respect to its share capital (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its share capital;

                           (xiii) TARGET has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its assets and property in excess of Twenty-five Thousand Australian Dollars (AUD25,000) ;

                           (xiv) TARGET has not made any loan (that will remain outstanding on the Closing Date) to or with any of its directors, officers, and employees outside the Ordinary Course of Business;

                           (xv) TARGET has not entered into any employment contract or collective bargaining agreement, written or oral, or changed or modified the terms of any existing such contract or agreement;

                           (xvi) TARGET has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                           (xvii) TARGET has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to the Superannuation Funds);

                           (xviii) TARGET has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                           (xix) there has not been any other material occurrence, event or transaction outside the Ordinary Course of Business; and,

                           (xx) TARGET has not committed to any of the foregoing.

                  (i) UNDISCLOSED LIABILITIES. TARGET has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), that individually or in the aggregate is material to the results of operations or the financial or other condition of TARGET except for (i) Liabilities reflected or reserved against on the Most Recent Balance Sheet or described on Section 4(i) of the Disclosure Schedule or in the notes to the Most Recent Financial Statements; or (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of or was caused by any breach by TARGET of any contract or warranty, by any TARGET tort or infringement or by any violation of law by TARGET).

                  (j) LEGAL COMPLIANCE. TARGET has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof), except where such failure to comply would not, individually or in the aggregate, have an TARGET Material Adverse Effect; and to the Knowledge of the Sellers, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any such failure to comply.

                  (k)      TAX MATTERS.

                           (i) TARGET and its Affiliates are and always have been resident for Tax purposes only in the Commonwealth of Australia.

                           (ii) TARGET and its Affiliates have filed all Tax Returns that they were required to lodge. All such Tax Returns were correct and complete in all respects and such Tax Returns did not contain any statement that was false and misleading in any material particular or omitted to refer to any matter which is required to be included or without which the statement is false and misleading. All records relating to the preparation of such Tax Returns required by law to be maintained have been duly maintained. TARGET and its Affiliates have lodged all statements required by Division 6D of Part III of the Tax Act or will do so by the due date for lodging. All Taxes owed by TARGET and its Affiliates (whether or not shown on any Tax Return) have been paid. TARGET and its Affiliates are not currently the beneficiary of any extension of time within which to file any Tax Return. There is no current dispute between Target or its Affiliates and the Commissioner of Taxation of the Commonwealth of Australia or any federal, state, or municipal body or authority responsible for the collection of Tax in the Commonwealth of Australia. No claim has ever been made by an authority in a jurisdiction where TARGET and its Affiliates do not file Tax Returns that TARGET is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of TARGET or its Affiliates that arose in connection with any failure (or alleged failure) to pay any Tax.

                           (iii) TARGET and its Affiliates have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                           (iv) No Seller or director or officer (or employee responsible for Tax matters) of TARGET and its Affiliates expects any Government Agency to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of TARGET and its Affiliates either (A) claimed or raised by any authority in writing or (B) as to which any of the Sellers and the directors and officers (and employees responsible for Tax matters) of TARGET or its Affiliates have Knowledge based upon personal contact with any agent of such authority. Section 4(k) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to TARGET and its Affiliates (including Tax Returns filed by a Seller relating to TARGET activities) for taxable periods ended on or after 30 June 1996, 1997, 1998 and 1999. The Sellers have delivered to Kendle correct and complete copies of all Tax Returns and assessments, if any, of TARGET and its Affiliates for the financial years ending 30 June 1996, 1997, 1998 and 1999.

                           (v) TARGET and its Affiliates have not waived any time limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment.

                           (vi) No tax authority in any jurisdiction in which TARGET or its

         Affiliates do not file Tax Returns has made or asserted a claim that TARGET or its Affiliates(or any Seller) is subject to taxation in that jurisdiction based on the activities of TARGET or its Affiliates.

                           (vii) Without limiting the generality of the foregoing, all contracts under which TARGET makes supplies, or is taken to have made supplies, to any person on or after 1 July 2000 (or such other date on which GST commences to have application to any supply made by TARGET) are effective to enable TARGET to recover an additional amount on account of GST such that after allowing for any liability of TARGET to GST, TARGET will obtain the same consideration as TARGET would have obtained in the absence of any law imposing GST. For the purposes of this provision only, in the determination of consideration obtained by TARGET for any supply, regard shall not be had to any reduction in such consideration made or required to be made by TARGET on account of the abolition or reduction of other taxes as part of the introduction of GST.

                  (l)      PROPERTY.

                           (i) Section 4(l)(i) of the Disclosure Schedule sets
forth a true and correct description of the particulars of all property owned by TARGET. With respect to each such Premises

                                    (A) TARGET is the sole legal and beneficial
owner of entitled to and has good and marketable title and exclusive occupation of such Premises; and

                                    (B) TARGET has good and marketable title to
                  the parcel of real property free and clear of any mortgage or charge (whether legal or equitable, fixed or floating), encumbrance, lease, sub-lease, tenancy, licence or right of occupation, rent charge, exception, reservation, easement, quasi-easement or privilege favour of a third party.

                          (ii) Section 4(l)(ii) of the Disclosure Schedule lists all real property leased or subleased to any of TARGET. The Sellers have delivered to Kendle correct and complete copies of the leases and subleases listed in Section 4(l)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 4(l)(ii) of the Disclosure Schedule:

                                    (A) to the Knowledge of the Sellers, the
                  lease or sublease is in full force and effect and will continue to be in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                                    (B) no party to the lease or sublease is in
                  material breach or material default or has repudiated such lease or sublease, and no event has occurred which, with notice or lapse of time, would constitute a material breach or material default or permit termination, modification, or acceleration thereunder;

                                    (C) TARGET has not assigned, transferred,
                  conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                                    (D) all facilities leased or subleased
                  thereunder are supplied with utilities and other services and have all licenses and permits that are material for the operation of TARGET's business as presently conducted thereat and as presently proposed to be conducted thereat; and

                                    (E) to the Knowledge of the Sellers, the
                  owner of each facility leased or subleased to TARGET has good and marketable title to the parcel of real property free and clear of any Security Interest other than Security Interests that do not materially impair TARGET's use of such facility.

                           (iii) There are appurtenant to each of the Premises all rights and easements necessary for its current use and enjoyment (without restriction as to time or otherwise) and the access for each of the Premises is over roads adopted by the local authority and maintained at public expense.

                           (iv) None of the Premises or any part thereof is affected by any of the following matters or is to the best knowledge of the Sellers likely to become so affected:

                                    (A) any outstanding dispute, notice or
                  complaint or any exception, reservation, fight, covenant, restriction or condition which is of an unusual nature or which affects or might in the future affect the use of any of the Premises for the purpose for which it is now used (the "CURRENT USE") or which affects or might in the future affect the value of the Premises;

                                    (B) any notice, order, demand, requirement
                  or proposal of which the owner has notice or of which the Sellers are aware made or issued by or on behalf of any government or statutory authority, department or body for acquisition, clearance, demolition or closing, the carrying out of any work upon any building, the modification of any planning permission, the discontinuance of any use or the imposition of any building or improvement line, the alteration of any road or footpath or which otherwise affects any of the, Premises or their current use or value;

                                    (C) any compensation received as a result of
                  any refusal of any application for planning consent or the imposition of any restrictions in relation to any planning consent;

                                    (D) any commutation or agreement for the
                  commutation of rent or payment of rent in advance of the due dates of payment thereof;

                                    (E) any outstanding claim or liability
                  (contingent or otherwise) whether under the Planning Acts or otherwise;

                                    (F) any outgoings except uniform business
                  rates and water rates; or

                                    (G) the requirement of consent from any
                  third party to the charging of the Premises or any of them.

                           (v) To the Knowledge of the Sellers, each of the Premises is in a good state of repair and condition and fit for the current use and no deleterious material (including without limit high alumina cement, woodwool, calcium chloride, sea dredged aggregates or asbestos material) was used in the construction, alteration or repair thereof or of any of them and there are no development works, redevelopment works or fitting out works outstanding in respect of any of the Premises.

                           (vi) To the best knowledge of the Sellers, all restrictions, conditions and covenants affecting any of the Premises have been observed and performed and no notice of any breach of any of the same has been received or is to the Sellers' knowledge likely to be received.

                           (vii) The current use of the Premises and all machinery and equipment therein and the conduct of any business therein complies in all respects with all relevant statutes and regulations and with all rules regulations and delegated legislation thereunder and all necessary licences and consents required thereunder have been obtained.

                           (viii) There are no restrictive covenants or provisions, legislation or orders, charges, restrictions, agreements, conditions or other matters which preclude or limit the current use of any of the Premises and the current use is the permitted use under the provisions of the Planning Acts and regulations made thereunder and is in accordance with the requirements of the Local Authorities and all restrictions, conditions and covenants imposed by or pursuant to the Planning Acts have been observed and performed and no agreements have been entered into with any public authority or statutory authority in respect of any of the Premises whether pursuant to the Planning Acts or otherwise.

                           (ix) All necessary planning permissions, listed building consents, by-law consents, building regulation consents and other permissions and approvals (whether or not required by statute) for the construction, extension and alteration of the Premises have been obtained and complied with, and none of those permissions, consents and approvals has been given on a temporary or personal basis nor does it require the removal at any time of the works so authorised.

                           (x) Any necessary or appropriate action to protect the interests of TARGET has been taken under law governing the relationship between a landlord and its tenant and in relation to rent review provisions in relation to each lease, sub-lease, tenancy or agreement for any of the same in respect of which the TARGET is the landlord or the tenant thereunder and all appropriate time limits have been complied with and no rent reviews are outstanding at the date hereof or exercisable prior to the Closing.

                           (xi) Where the interest of the TARGET in any of the Premises is leasehold, there is no right for the landlord to determine the lease except in the event of nonpayment of rent or other breach of covenant by the tenant.

                           (xii) Except in relation to the Premises, TARGET has no liabilities (actual or contingent) arising out of the conveyance, transfer, lease, tenancy, licence, agreement or other document relating to land or premises or an interest in land or premises, including, without limitations leasehold premises assigned or otherwise disposed of.

                  (m)      INTELLECTUAL PROPERTY.

                           (i) TARGET owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property that is material to the operation of the businesses of TARGET as presently conducted and as presently proposed to be conducted. Except as set forth on Section 4(m) of the Disclosure Schedule, each such material item of Intellectual Property will be owned or available for use by TARGET on identical terms and conditions immediately subsequent to the Closing hereunder.

                           (ii) None of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of TARGET have ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that TARGET must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of TARGET, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of TARGET.

                           (iii) Section 4(m)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to TARGET with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which TARGET has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which TARGET has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Sellers have delivered to Kendle correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to Kendle correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 4(m)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by TARGET in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Section 4(m)(iii) of the Disclosure Schedule:

                                    (A) TARGET has all right, title, and
                  interest in and to the item, free and clear of any Encumbrance, license, or other restriction;

                                    (B) the item is not subject to any
                  outstanding injunction, judgment, order, decree, ruling, or charge;

                                    (C) no action, suit, proceeding, hearing,
                  investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of TARGET, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                                    (D) TARGET has not agreed to indemnify any
                  Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                           (iv) Section 4(m)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that TARGET uses pursuant to license, sublicense, agreement, or permission. The Sellers have delivered to Kendle correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4(m)(iv) of the Disclosure Schedule:

                                    (A) to the Knowledge of the Sellers, the
                  license, sublicense, agreement, or permission covering the item is in full force and effect and will continue to be in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above);

                                    (B) to the Knowledge of the Sellers, no
                  party to the license, sublicense, agreement, or permission is in material breach or material default or has repudiated such license, sublicense, agreement or permission, and no event has occurred which with notice or lapse of time would constitute a material breach or material default or permit termination, modification, or acceleration thereunder;

                                    (C) the underlying item of Intellectual
                  Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                                    (D) no action, suit, proceeding, hearing,
                  investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of TARGET, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                                    (E) TARGET has not granted any sublicense or
                  similar right with respect to the license, sublicense, agreement, or permission.

                           (v) To the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of TARGET, TARGET will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

                           (vi) The technology of TARGET is "Year 2000 compliant" in that it correctly performs all date-related operations
         (A) without human intervention, other than original data entry of any date, (B) without regard to whether any date involved in the operation occurs in the twentieth or twenty-first centuries and (C) without regard to the system date at the time the calculation is performed. Without limiting the foregoing, such technology must (1) accept as input (by key entry or otherwise) fully specified dates (four-digit year, month and day of month), (2) if two-digit year specifications are accepted as input, correctly translate such dates without human intervention into fully specified dates in a manner that unambiguously preserves the user's intent in light of the application context, (3) perform all date-related arithmetic and logical operations correctly (for example, January 2, 2000 is greater than December 31, 1999; January 2, 2000 minus December 31, 1999 equals two days), (4) sort date-related information in correct chronological order, (5) otherwise correctly process (update, maintain, report) dates, and (6) store internal, date-related information (including all interim date-related results) in a manner that is unambiguous (in the context of software processing) as to century and permits all of the foregoing to occur correctly without human intervention.

                  (n) TANGIBLE ASSETS. TARGET owns or leases all facilities, machinery, equipment, and other tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

                  (o) CONTRACTS. Section 4(o) of the Disclosure Schedule lists the following contracts and other agreements to which TARGET is a party:

                           (i) any agreement (or group of related agreements) for the lease of personal property (other than capitalised lease obligations) to or from any Person providing for lease payments in excess of Twenty-five Thousand Australian Dollars (AUD25,000) per annum;

                           (ii) other than agreements and contracts with customers, as to which Two Hundred Thousand Australian Dollars (AUD200,000) shall be the disclosure threshold for Section 4(o) of the Disclosure Schedule, any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to TARGET, or involve consideration in excess of Twenty-five Thousand Australian Dollars (AUD25,000);

                           (iii) any agreement concerning a partnership or joint venture;

                           (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of Twenty-five Thousand Australian Dollars (AUD25,000);

                           (v) any agreement concerning confidentiality or noncompetition other than standard provisions in contracts with TARGET's customers;

                           (vi) any agreement with any of the Sellers and their Affiliates (other than TARGET and its Affiliates);

                           (vii) any profit sharing, stock option, stock purchase, phantom stock, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

                           (viii) any collective bargaining agreement;

                           (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of Twenty-five Thousand Australian Dollars (AUD25,000) or providing severance benefits in excess of Twenty-five Thousand Australian Dollars (AUD25,000);

                           (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

                           (xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of TARGET; or

                           (xii) other than agreements or contracts with customers, any other agreement (or group of related agreements) the performance of which involves consideration in excess of Twenty-five Thousand Australian Dollars (AUD25,000).

The Sellers have delivered to Kendle a correct and complete copy of each written agreement listed in Section 4(o) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 4(o) of the Disclosure Schedule. With respect to each such agreement: (A) to the Knowledge of the Sellers, the agreement is in full force and effect; (B) to the Knowledge of the Sellers, the agreement will continue to be in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) to the Knowledge of the Sellers, no party is in material breach or material default, and no event has occurred which with notice or lapse of time would constitute a material breach or material default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement. Except as listed on Section 4(o) of the Disclosure Schedule, TARGET is not a party to any contract or agreement, relating to provision by TARGET of services, with any applicable governmental authority.

                  (p) NOTES AND BOOK DEBTS. All notes and all book debts of TARGET are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of TARGET.

                  (q) POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of TARGET.

                  (r) INSURANCE. Section 4(r) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which TARGET has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past five (5) years:

                           (i) the name, address, and telephone number of the agent;

                           (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                           (iii) the policy number and the period of coverage;

                           (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                           (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) to the Knowledge of the Sellers, the policy is in full force and effect; (B) to the Knowledge of the Sellers, the policy will continue to be in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) to the Knowledge of the Sellers, neither TARGET nor any other party to the policy is in material breach or material default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or material default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. TARGET has been covered during the past five (5) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 4(r) of the Disclosure Schedule describes any self-insurance arrangements affecting TARGET.

                  (s) LITIGATION. Section 4(s) of the Disclosure Schedule sets forth each instance in which TARGET (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or , to the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for litigation matters) of TARGET, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any applicable jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 4(s) of the Disclosure Schedule is likely, if adversely determined, to result in any TARGET Material Adverse Change. None of the Sellers and the directors and officers (and employees with responsibility for litigation matters) of TARGET has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against TARGET.

                  (t) EMPLOYEES AND SUPERANNUATION FUNDS.

                           (i) The individuals, details of whom are set forth in
         Section 4(t)(i) of the Disclosure Schedule (the "EMPLOYEES") are all employed by TARGET at the date of this Agreement. There are no other individuals employed by the TARGET at the date of this Agreement.

                           (ii) The particulars shown in Section 4(t)(i) of the Disclosure Schedule show true and complete details of the names, ages and lengths of continuous service of all of the Employees and by reference to each of the Employees remuneration payable and other benefits provided by TARGET or which TARGET is bound to provide (whether now or in the future) to each category of the Employees at Closing or any Person connected with any such Person and (without limiting the generality of the foregoing) include particulars of all profit sharing, incentive, bonus, commission arrangements and any other benefit to which any such category of the Employees is entitled or which is regularly provided or made available to them (including details of their notice period and their entitlement to holiday) in any case whether legally binding on TARGET or not.

                           (iii) All Employees (other than those set forth on Section 4(t)(iii)) have entered into and are subject to the terms of employment contracts in substantially similar form to the employment agreement attached hereto as Exhibit 7(t)(iii).

                           (iv) There are no subsisting contracts for the provision by any person of any consultancy services to TARGET.

                           (v) None of the Employees has given notice terminating his contract of employment.

                           (vi) None of the Employees is employed pursuant to an employment contract which contains any provision which relates to or is triggered by a change in control of TARGET.

                           (vii) None of the Employees is under notice of dismissal or has any outstanding dispute with TARGET in connection with or arising from his employment nor is there any liability outstanding to such persons except for remuneration or other benefits accruing due and no such remuneration or other benefit which has fallen due for payment has not been paid.

                           (viii) During the period of six months ending with the execution of this Agreement TARGET has not directly or indirectly terminated the employment of any person employed in or by TARGET.

                           (ix) None of the Employees belongs or has belonged at any material time to an independent trade union recognised by the TARGET.

                           (x) There are no employee representatives representing all or any of the Employees.

                           (xi) The TARGET has compiled with all of its statutory obligations to inform and consult appropriate representatives as required by law.

                           (xii) Except for the Superannuation Funds, there is no plan, scheme, commitment, policy, custom or practice (whether legally binding or not) relating to redundancy affecting any of the Employees more generous than the statutory redundancy requirements.

                           (xiii) All plans for the provision of benefits to the Employees comply in all respects with all relevant statutes, regulations and other laws and all necessary consents in relation to such plans have been obtained and all governmental filings in relation to such plans have been made.

                           (xiv) There are no loans owed by any of the Employees to the TARGET.

                           (xv) For each of the last three years, the TARGET has provided each Employee with at least the minimum level of superannuation support prescribed from time to time under the Superannuation Guarantee (Administration) Act 1992 and has not incurred a superannuation guarantee charge within the meaning of that Act in respect of any Employee.

                           (xvi) Except for the Superannuation Funds the TARGET is not under any present or future liability to pay to any of the Employees or to any other person who has been in any manner connected with the TARGET any pension, superannuation allowance, death benefit, retirement gratuity or like benefit or to contribute to any life assurance scheme, medical insurance scheme, or permanent health scheme and the TARGET has not made any such payments or contributions on a voluntary basis nor is it proposing to do so.

                           (xvii) There is no:

                                    (A) outstanding or threatened claim by any
                  person who is now or has been an Employee of the TARGET or any dispute outstanding with any of the said persons or with any unions or any other body representing all or any of them in relation to their employment by the TARGET or of any circumstances likely to give rise to any such dispute;

                                    (B) industrial action involving any
                  Employee, whether official or unofficial, currently occurring or threatened; or

                                    (C) industrial relations matter which has
                  been referred to ACAS or any similar governmental agency in the applicable jurisdiction for advice, conciliation or arbitration.

                           (xviii) Save for the Superannuation Funds , the TARGET is not a party to or does not participate in or contribute to any scheme, agreement or arrangement (whether legally enforceable or not) for the provision of any pension, retirement, death, incapacity, sickness, disability, accident or other like benefits

         (including the payment after cessation of employment with TARGET of medical expenses) for any Relevant Employee or for the widow, widower, child or dependent of any Relevant Employee.

                           (xix) The TARGET has disclosed all material details relating to the Superannuation Funds, including without limitation the following:

                                    (A) true and complete copies of the
                  following documents referable to the Superannuation Funds:

                                            (1) an accurate list of all active
                           members, preserved members and pensioners with such data as is necessary to establish their respective entitlements under the Superannuation Funds;

                                             (2) an accurate list with the names
                           and addresses of the trustees of the Nirvana
                           Superannuation Fund;

                                     (B) details of all discretionary increases
                  (if any) to benefits under the Superannuation Funds which have been granted in the three years prior to the date of this Agreement or which are under consideration;

                                    (C) details of all discretionary practices
                  (if any) which may have led any person to expect additional benefits in a given set of circumstances (by way of example, but without limitation, on retirement at the behest of the TARGET or in the event of redundancy); and

                                    (D) details of the rate at which and basis
                  upon which the TARGET currently contributes to the Superannuation Funds, any change to that rate and/or basis which is proposed or which is under consideration and all contributions paid to the Superannuation Fund by the TARGET in the three years prior to the date of this Agreement.

                           (xx) Every person who has at any time had the right to join, or apply to join, the Superannuation Funds has been properly advised of that right.

                           (xxi) There has not in the last three years been any restructuring of the earnings of all or any members or prospective members of the Superannuation Funds (by way of example, but without limitation, consolidation of bonuses into basic pay).

                            (xxii) All contributions and other amounts relating to the Nirvana Superannuation Fund which have fallen due for payment have been paid. No fee, charge or expense relating to or in connection with the Nirvana Superannuation Fund has been incurred but not paid. If any such fee, charge or expense has been paid by any person other than the Nirvana Superannuation Fund, the Nirvana Superannuation

         Fund has reimbursed that person if to the extent that the Fund is or may become liable so to do.

                           (xxiii) To the best of the Seller's knowledge no powers have been exercised by the TARGET or the trustees of the Nirvana Superannuation Fund in relation to any Employee of the TARGET or, since the date as at which the last actuarial valuation of the Nirvana Superannuation Fund to be completed prior to the date of this Agreement was undertaken, in respect of any other person:

                                    (A) to provide terms of membership of the
                  Nirvana Superannuation Fund (whether as to benefits or contributions) which are different from those generally applicable to the members of the Nirvana Superannuation Fund; or

                                    (B) to provide any benefits which would not
                  but for the exercise of that power have been payable under the Nirvana Superannuation Fund; or

                                    (C) to augment any benefits under the
                  Nirvana Superannuation Fund.

                           (xxiv) The TARGET has observed and performed those provisions of the Superannuation Funds which apply to it.

                                    (xxv) Each of the Superannuation Funds is a
                  regulated superannuation fund with complying fund status for the purposes of the Superannuation Industry (Supervision) Act 1993.

                          (xxvi) The Nirvana Superannuation Fund has at all
                  times complied with and been administered in accordance with all applicable laws, regulations and governmental requirements.

                           (xxvii) The Nirvana Superannuation Fund is an excluded fund, a self managed superannuation fund or a small approved fund and the TARGET is not involved in the trusteeship, administration or management of the Fund.

                           (xxviii) To the best of the Seller's knowledge neither the Nirvana Superannuation Fund nor the TARGET is engaged or involved in any litigation or arbitration, investigation or determination involving any court, tribunal or governmental body or any complaint under the internal dispute resolution procedure established in connection with the Nirvana Superannuation Fund which relates to or is in connection with the Nirvana Superannuation Fund or the benefits thereunder and no such proceedings are pending or threatened and to the Knowledge of the Sellers there are no facts likely to give rise to any such proceedings.

                            (xxix) The TARGET has made all award payments in respect of each Employee in accordance with each relevant award.

                           (xxx) To the extent that the TARGET has not contributed the minimum level of superannuation support prescribed under the Superannuation Guarantee (Administration) Act 1992 for the 1999/2000 financial year, the TARGET has made adequate provision for the payment of such contributions and has disclosed such provision to Kendle in the Disclosure Schedule.

                           (xxxi) With the exception of providing the minimum level of superannuation support prescribed from time to time under the Superannuation Guarantee (Administration) Act 1992 the TARGET is not and has not been under any obligation to contribute to any scheme, agreement or arrangement (whether legally enforceable or not) for the provision of any superannuation, retirement, death, incapacity, sickness, disability, accident or other like benefits (including the payment after cessation of employment with TARGET of medical expenses) for any Relevant Employee or for the widow, widower, child or dependant of any Relevant Employee.

                  (u) GUARANTIES. TARGET is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

                  (v) ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS.

         Except as disclosed in Section 4(v) of the Disclosure Schedule:

                           (i) Hazardous Materials have not at any time been generated, used, treated or stored by TARGET in violation in any material respect of any applicable Environmental Law, or in any way which will hereafter require material remedial action under any applicable Environmental law, and TARGET has not received any notice of any such violation with respect to Hazardous Materials;

                           (ii) to the Knowledge of the Sellers, there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto any property owned or leased by TARGET, or into the environment surrounding any such property, of Hazardous Materials, other than releases permissible under applicable Law or allowable under applicable permits;

                           (iii) TARGET, its operations and any property owned, leased or operated by it are in compliance in all material respects with (i) all applicable Environmental Laws, and (ii) the requirements of any permits issued under such laws; and

                           (iv) there are no pending or threatened claims against TARGET or any property owned, leased or operated by them relating to Hazardous Materials or environmental matters.

         None of the circumstances, conditions or occurrences disclosed in
Section 4(v) of the Disclosure Schedule or reflected in the Financial Statements involves or will result in any material liability on the part of TARGET.

                  (w) CERTAIN BUSINESS RELATIONSHIPS WITH TARGET. Except as contemplated or permitted by this Agreement, disclosed in Section 4(w) of the Disclosure Statement or reflected in the Financial Statements, none of the Sellers is involved in any business arrangement or relationship with TARGET and none of the Sellers owns any material asset, tangible or intangible, which is used in the business of TARGET.

                  (x) DISCLOSURE. The representations and warranties contained in this Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4, in light of the circumstances under which they were made, not misleading.

                  (y) PREDECESSOR ENTITIES. There are no predecessor entities of the TARGET or Synermedica R&D Unit Trust.

                  (z) OUTSTANDING UNITS/SHARES. There are no other outstanding units or shares in the TARGET other than those described in Section 4(b).

                  (za) INTERIM DISTRIBUTION. The interim distribution described in Section 2(d) above is in all respects correct and accurate.

         5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

                  (a) GENERAL. Each of the Parties will use his, her or its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

                  (b) NOTICES AND CONSENTS. The Sellers will cause TARGET to give any notices to third parties, and will cause TARGET to use its reasonable best efforts to obtain any third party consents, that Kendle reasonably may request in connection with the matters referred to in Section 4(c) above. Each of the Parties will (and the Sellers will cause TARGET to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorisations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(a)(i), Section 3(b)(ii), and Section 4(c) above.

                  (c) OPERATION OF BUSINESS. Section The Sellers will not cause or permit TARGET to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business without prior notification to and the consent of Kendle (which consent shall not be unreasonably withheld or delayed). Without limiting the generality of the foregoing, the Sellers will not cause or permit TARGET to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock (subject to the distribution of pre-tax profit set out in Section 2(d), or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 4(h) above.

                  (d) PRESERVATION OF BUSINESS. The Sellers shall use their best efforts to cause TARGET to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions and relationships with lessors, licensors, suppliers, customers and employees.

                  (e) FULL ACCESS. Each of the Sellers will permit, and the Sellers will cause TARGET to permit, representatives of Kendle to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of TARGET, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to TARGET.

                  (f) NOTICE OF DEVELOPMENTS. The Sellers will give prompt written notice to Kendle of any material adverse development causing a breach of any of the representations and warranties in Section 4 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his, her or its own representations and warranties in
Section 3 above.

         6. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing.

                  (a) GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). The Sellers acknowledge and agree that, from and after the Closing, Kendle will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort within the possession of, or under the control of, any Seller or TARGET, relating to TARGET (other than such documents, books, records (including Tax records), agreements and financial data that solely relate to one or more Sellers personally).

                  (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving TARGET, each of the other Parties will co-operate with him, her or it and his, her or its counsel in the contest or defence, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defence, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 below).

                  (c) TRANSITION. None of the Sellers will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of TARGET from maintaining the same business relationships with TARGET after the Closing as it maintained with TARGET prior to the Closing. Each of the Sellers will refer all customer inquiries relating to the business of TARGET to Kendle from and after the Closing.

                  (d) CONFIDENTIALITY. Each of the Sellers will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information (other than Confidential Information that solely relates to the Seller personally) except in connection with this Agreement or the business of TARGET and will deliver promptly to Kendle or destroy, at the request of Kendle, all copies of the Confidential Information which are in his, her or its possession. In the event that any of the Sellers is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Seller will notify Kendle promptly of the request or requirement so that Kendle may seek an appropriate protective order or waive compliance with the provisions of this
Section 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, Seller is compelled to disclose such Confidential Information, Seller may disclose the Confidential Information to the tribunal; PROVIDED, HOWEVER, that the disclosing Seller shall use his, her or its reasonable best efforts to obtain, at the reasonable request of Kendle, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Kendle shall designate.

                  (e) KII SHARES. Each KII Share will be imprinted with a legend substantially in the following form:

         The shares evidenced by this certificate were originally issued on 7 April 2000, and have not been registered under the Securities Act of 1933, as amended. The transfer of the shares evidenced by this certificate is subject to the restrictions set forth in Section 6(e) of the Share Purchase Agreement dated 7 April 2000. The issuer of the shares evidenced by this certificate will furnish a copy of these provisions to the holder hereof without charge upon written request.

Each holder desiring to transfer a Kendle Share first must furnish Kendle with
(i) a written opinion reasonably satisfactory to Kendle in form and substance from counsel reasonably satisfactory to Kendle by reason of experience to the effect that the holder may transfer KII Shares as desired without registration under the Securities Act and (ii) a written undertaking executed by the desired transferee reasonably satisfactory to Kendle in form and substance agreeing to be bound by the restrictions on transfer contained herein.

                  (f) FINANCIAL PERFORMANCE. Each of the Sellers warrants that the TARGET will meet or exceed the financial projections for the 9 month period ending 31 March 2000, as set out in the Synermedica Budget document referred to in the Disclosure Schedule. Each of the Sellers acknowledges and agrees that the Purchase Price has been calculated on the basis of the financial projections provided to Kendle by the Sellers, and that should TARGET fail to achieve those projections, this would be grounds for a claim by Kendle for breach of this agreement and a claim against the KII Share Consideration held in escrow pursuant to clause 2(b)(ii).

                  (g) SET-OFF. The Sellers acknowledge and agree that Kendle may, without limiting any of its other rights or remedies, offset any amount remaining unpaid under this Agreement or any other agreement related to this transaction, as of and by the amount of any damages (up to a maximum of the Purchase Price) incurred by Kendle as determined by a final non-appealable order of a court of competent jurisdiction or by agreement between Kendle and the Sellers to result from a breach of this Agreement by any of the Sellers.

         7.       CONDITIONS TO OBLIGATION TO CLOSE.

                  (a) CONDITIONS TO OBLIGATION OF KENDLE. The obligation of Kendle to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                           (i) the representations and warranties set forth in
         Section 3(a) and Section 4 above shall be true and correct in all material respects (other than representations and warranties having materiality qualifiers, which shall be true and correct in all respects) at and as of the Closing Date;

                           (ii) the Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

(iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavourable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of Kendle to own TARGET Shares and Trust Units and to control TARGET, or (D) affect adversely the right of TARGET to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                           (iv) George William Mihaly, Stuart Cameron Hall and Margaret Papanicolaou shall have entered into Employment Agreements substantially in the form of Exhibit 7(a)(v) hereto (the "EMPLOYMENT AGREEMENTS");

                           (v) each of the Sellers shall have executed and delivered releases in the form of Exhibit 7(a)(vi) hereto (the "RELEASES");

                           (vi) each of the Sellers shall have executed and delivered Non-Competition and Non-Disclosure Covenants in the form of
         Exhibit 7(a)(vii) hereto (the "COVENANTS");

                           (vii) no material adverse change in the business, assets, liabilities, income, financial condition, operations, results of operations or business prospects of TARGET ("TARGET MATERIAL ADVERSE CHANGE") shall have occurred; provided, however, if a TARGET Material Adverse Change shall have occurred, Kendle and the Sellers shall negotiate in good faith with respect to a reasonable adjustment of the Purchase Price. If agreement is not reached with respect to such an adjustment, Kendle may terminate this Agreement for failure of a condition precedent;

                           (viii) the Parties and TARGET shall have received all authorisations, consents, and approvals of governments and governmental agencies referred to in Section 3(a)(i), Section 3(b)(ii), and
         Section 4(c) above;

                           (ix) Kendle shall have received the resignations, effective as of the Closing, of each director, secretary and officer of TARGET other than George William Mihaly;

                           (x) each of the Sellers shall have executed and delivered the Escrow Agreement;

                           (xi) Kendle shall have received all the statutory and other books (duly written up to date) of TARGET and its certificate(s) of incorporation, any certificates of incorporation on change of name and common seal(s);

                           (xii) the Sellers shall have procured board meetings of TARGET to be held at which there shall be (A) passed a resolution to approve, in the case of TARGET, the transfers of TARGET Shares and Trust Units and (subject only to due stamping) to register, in the register of members, each transferee as the holder of the shares concerned; (B) appointed as directors and/or secretary such Persons as Kendle may nominate such appointments to take effect at the close of the meeting; (C) tendered and accepted the resignations and acknowledgements of the directors and secretary referred to in
         Section 7(a)(xiv) each such acceptance to take effect at the close of the meeting; (D) revoked all existing authorities to banks and new authorities shall be given to such banks and on such terms as Kendle may direct; (E) changed the situation of the registered office and (subject to the Companies Acts) the accounting reference date, each as Kendle may direct; (F) Pricewaterhouse Coopers shall be appointed as new auditors of each of TARGET; and (G) approved and entered into the employment agreements referred to in Section 7(a)(vii);

                           (xiii) deliver to Kendle, certified as correct by the secretary of the relevant company, the minutes of each board meeting referred to in
         Section 7(a)(xiii);

                           (xiv) all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Kendle.

Kendle may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

                  (b) CONDITIONS TO OBLIGATION OF THE SELLERS. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                           (i) the representations and warranties set forth in
         Section 3(b) above shall be true and correct in all material respects (other than representations and warranties having materiality qualifiers, which shall be true and correct in all respects) at and as of the Closing Date;

                           (ii) Kendle shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                           (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavourable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                           (iiv) George William Mihaly, Margaret Papanicolaou and Stuart Cameron Hall shall have entered into Employment Agreements with Kendle;

                            (v) no material adverse change in the business, assets, liabilities, income, financial condition or business prospects of Kendle ("KENDLE MATERIAL ADVERSE CHANGE") shall have occurred since the date of the latest Kendle SEC Report; provided, however, that if a Kendle Material Adverse Change shall have occurred, the Seller and Kendle shall negotiate in good faith with respect to a reasonable adjustment to the Purchase Price. If agreement is not reached with respect to such an adjustment, the Sellers may terminate this Agreement for failure of a condition precedent;

                           (vi) Kendle shall have used its commercially reasonable best efforts to obtain releases of any personal guarantees George Mihaly or Peter Marks may have given for TARGET Liabilities. Until such time as Kendle is able to obtain such releases, it will provide George Mihaly and Peter Marks with indemnities in respect of their guarantees as set out in Section 8(d);

                           (vii) the Parties and TARGET shall have received all authorisations, consents, and approvals of governments and governmental agencies referred to in Section 3(a)(i), Section 3(b)(ii), and Section 4(c) above;

                           (viii) Kendle and the Sellers shall have executed and delivered the Escrow Agreement;

                           (ix) all actions to be taken by Kendle in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers.

The Sellers may waive any condition specified in this Section 7(b) if they execute a writing so stating at or prior to the Closing.

         8.       REMEDIES FOR BREACHES OF THIS AGREEMENT.

                  (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Sellers contained in Section 4(a)-(j),
Section 4(l)-(u) and Section 4(w)-(za) above shall survive the Closing hereunder and continue in full force and effect for a period of three years after Closing. All of the other representations and warranties of the Parties contained in this Agreement (including the representations and warranties of the Sellers contained in Section 3(a), Section 4(k) and Section 4(v) above) shall survive the Closing and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

                  (b) INDEMNIFICATION PROVISIONS FOR BENEFIT OF KENDLE.

                           (i) In the event any of the Sellers breaches (or in the event any third party alleges facts that, if true, would mean any of the Sellers has breached) any of their representations, warranties, and covenants contained herein (other than the covenants in Section 2(a) above and the representations and warranties in Section 3(a) above), and, if there is an applicable survival period pursuant to
         Section 8(a) above, provided that Kendle makes a written claim for indemnification against any of the Sellers pursuant to Section 11(h) below within such survival period, then each of the Sellers agrees, on a joint and several basis, to indemnify Kendle from and against any Adverse Consequences Kendle may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Kendle may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach), provided that Kendle may not claim under this Section 8(b) unless and until the cumulative amount of all such claims exceeds twenty-five thousand Australian Dollars (AUD25,000) but then Kendle may make all available claims under this Section 8(b). The Sellers' joint liability under this Section 8(b) is limited to the amount of the Purchase Price.

                           (ii) In the event any of the Sellers breaches (or in the event any third party alleges facts that, if true, would mean any of the Sellers has breached) any of his, her or its covenants in
         Section 2(a) above or any of his, her or its representations and warranties in Section 3(a) above, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that Kendle makes a written claim for indemnification against the Seller pursuant to Section 11(h) below within such survival period, then the Seller agrees to indemnify Kendle from and against the entirety of any Adverse Consequences Kendle may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Kendle may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach), provided that Kendle may not claim under this
         Section 8(b) unless and until the cumulative amount of all such claims exceeds twenty-five thousand Australian Dollars (AUD25,000) but then Kendle may make all available claims under this Section 8(b). A Seller's several liability under this Section 8(b)(ii) is limited to the amount of the Purchase Price payable to the particular Seller save that, in the case of George Mihaly or Ruth Mihaly, it shall be limited to the amount of the Purchase Price payable to Waide Pty Limtied, and in the case of Margaret Papanicolaou it shall be limited to the amount of the Purchase Price payable to J&M Psycharis Limited.

                           (iii) Kendle may satisfy Seller's indemnification obligations by recourse to the escrow fund held by Fifth Third Bank N/A, as escrow agent, pursuant to the Escrow Agreement but recourse to that escrow fund shall not constitute Kendle's sole remedy or source for satisfaction of indemnification claims under this Agreement.

                  (c) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLERS. In the event Kendle breaches any of its representations, warranties, and covenants contained herein (or in the event any third party alleges facts that, if true, would mean Kendle has breached), and, if there is an applicable survival period pursuant to Section 8(a) above, provided that any of the Sellers makes a written claim for indemnification against Kendle pursuant to Section 11(h) below within such survival period, then Kendle agrees to indemnify each of the Sellers from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach), provided that the Sellers may not claim under this Section 8(c) unless and until the cumulative amount of all such claims exceeds twenty-five thousand Australian Dollars (AUD25,000) but then the Sellers may make all available claims under this Section 8(c). Kendle shall also indemnify any Seller from and against the entirety of any Adverse Consequences such Seller may suffer as a result of any obligations or liability of TARGET (other than this Agreement) guaranteed by such Seller, provided that the Sellers may not claim under this Section 8(c) unless and until the cumulative amount of all such claims exceeds twenty-five thousand Australian Dollars (AUD25,000) but then the Sellers may make all available claims under this Section 8(c).

                  (d) INDEMNITY FOR GUARANTEES. Until such time as Kendle is able to obtain releases of the guarantees, Kendle agrees to indemnify George Mihaly and Peter Marks against liability incurred as a result of the personal guarantees provided by them for TARGET Liabilities.

                  (e) MATTERS INVOLVING THIRD PARTIES.

                           (i) If any third party shall notify any Party (the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim for indemnification against any other Party (the "INDEMNIFYING PARTY") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                           (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defence of the Third Party Claim actively and diligently.

                           (iii) So long as the Indemnifying Party is conducting the defence of the Third Party Claim in accordance with Section 8(e)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defence of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                           (iv) In the event any of the conditions in
         Section 8(e)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

                  (f) DETERMINATION OF ADVERSE CONSEQUENCES. The Parties shall take into account the time cost of money (using ten percent (10%) as the interest rate) in determining Adverse Consequences for purposes of this Section
8. All indemnification payments under this Section 8 shall be deemed adjustments to the Purchase Price.

                  (g) OTHER INDEMNIFICATION PROVISIONS. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy (including without limitation any such remedy arising under Environmental, Health, and Safety Requirements) any Party may have with respect to TARGET or the transactions contemplated by this Agreement.

         9.       TAX COVENANTS.

                  (a) PAYMENT OF TAXES AND FEES. The Sellers shall pay or reserve for payment when due out of the Purchase Price all fees and charges that were incurred by the Sellers in connection with the transactions contemplated hereby other than stamp duty or other taxes relating to the transfer of the TARGET share and Trust Units. The Sellers shall cause to be prepared and filed any and all returns and other filings relating to any Taxes.

         10       TAX INDEMNITY.

                  (a) The Seller agrees that if at any time the TARGET or its Affiliates receives or suffers a Tax Claim that relates to an act or omission of, or occurrence affecting TARGET or its Affiliates before the close of business on the Closing Date, then the Seller must pay to Kendle the amount of the Claim Amount for that Tax Claim.

                  (b) The obligations of the Seller under clauses 10(a) do not apply in respect of a Tax Claim:

                           (i) if the possibility of the Tax Claim for the Claim Amount arising has been disclosed in writing to Kendle before execution of this agreement, in sufficient detail to enable Kendle to calculate the Claim Amount of the Tax Claim;

                           (ii) to the extent that the Tax Claim arises from the failure by Kendle to supply to the Seller on a timely basis information which is reasonably requested by the Seller in relation to a Tax Claim;

                           (iii) to the extent that the Tax Claim represents the disallowance of any deduction for carried forward losses, and the disallowance results from:

                                    (A) the TARGET or its Affiliates, as the
                  case may be, not carrying on the same business after Closing as it carried on immediately before Closing; or

                                    (B) the TARGET or its Affiliates, as the
                  case may be,, after Closing, deriving income from a business of a kind that it did not carry on or from a transaction of a kind that it had not entered into in the course of its business operations before Closing;

                           (iv) to the extent that the Tax Claim arises from the failure by the TARGET or its Affiliates, as the case may be, after Closing, in a timely manner, to:

                                    (A) lodge any return, notice, objection or
                  other document in relation to the Tax Claim;

                                    (B) claim all or any portion of any relief,
                  allowance, deduction, credit, rebate or right to repayment;

                                    (C) disclose or correctly describe in any
                  return, notice, objection or other document relating to the Tax Claim any fact, matter or thing to the extent that it was or might reasonably be expected to have been within the knowledge of either the Purchaser or the company; or

                                    (D) take any other action which the company
                  is required to take under this clause or any laws relating to Tax.

                  (c) Payments under clause 10(a) must be made to Kendle as follows:

                           (i) if the TARGET or its Affiliates, must make a payment of Tax in respect of a Tax Claim to which clause 10(a) applies
         - seven days before the latest date on which that payment may lawfully be made without incurring any penalty or additional tax for late payment; and

                           (ii) if the TARGET or its Affiliates is deprived of any credit, rebate, refund, relief, allowance, deduction, loss carried forward - seven days before the latest date on which Tax becomes payable by the company without incurring any penalty or additional tax for late payment, being Tax which would not have been payable were it not for the Tax Claim.

                  (d) The Seller must pay interest to Kendle on any moneys due under this clause 10 but unpaid, from the date payment is due until paid in full, at a rate equal to ten percent (10%).

                  (e) If for any reason an amount received by Kendle under clause 10(a) is treated as assessable income of Kendle under any law relating to Tax the Seller agrees to pay to Kendle an increased amount so that, after deducting from that amount all Tax paid or payable in respect of the receipt, the balance remaining is equal to the amount due under the relevant clause.

                  (f) If Kendle or the TARGET and its Affiliates becomes aware of a Tax Claim Kendle must give written notice of it to the Seller within 30 days of becoming so aware.

                  Kendle must ensure the Seller and its professional advisers have reasonable access to the personnel of Kendle and the TARGET and its Affiliates and to any relevant premises, assets and Records within the custody, power, possession or control of those companies to enable the Seller and its professional advisers to examine the Tax Claim and Records and to take copies or photographs of them, at the expense of the Seller, provided Seller and its professional advisers give to Kendle such undertakings as to confidentiality as Kendle may reasonably require.

                  Kendle must ensure that the TARGET and its Affiliates takes any proposed and reasonable action that the Seller requires to avoid, resists, compromise or defend a demand or notice issued by a Government Agency which gives rise to the Tax Claim, provided the Seller indemnifies Kendle and the Target and its Affiliates to the reasonable satisfaction of Kendle against any liability or loss which may be suffered or costs, damages or expenses which may be incurred as a result of compliance with their requirements.

                  The Seller may only request an action under this clause 10(g) if it provides Kendle with an opinion from a partner specialising in Tax of a major law firm or accounting firm in the city where the action is taken by a Government Agency which gives rise to the Tax Claim that there is a real prospect that the requested action will result in demand or notice issued by the Government Agency being avoided, resisted, compromised or defended.

                  The action that the Seller may require to be taken by Kendle or the TARGET and its Affiliates in respect of a Tax Claim includes the making of appeals and objections, provided that all over avenues of review have been exhausted.

                  Any action required under this clause 10(g) must be taken in a timely manner.

                  (g) If, following the making of a payment under clause 10(b) for a Tax Claim, all or part of the Claim Amount is refunded either in cash or by credit to the TARGET or its Affiliates (including, but not limited to, any amount or credit received following a successful objection or appeal), Kendle must immediately pay to the Seller the lesser of the refund and the amount of the payment paid under clause 10(b).

                  (h) If the Seller and Kendle cannot agree on any amount to be paid under this clause 10 within 21 days of a dispute arising, then either the Seller or Kendle may refer the disagreement to an expert with the request that the expert make a decision on the disagreement as soon as practicable after receiving any submissions from the Seller and Kendle. The expert is to be a person with over ten years experience in Tax agreed by the Seller and Kendle, or if they do not agree on the person to be appointed within seven days of one party requesting appointment, a person with the same expertise appointed by the President of the Australian Institute of Chartered Accountants at the request of either the Seller or Kendle. The decision of the expert is to be conclusive and binding on the parties in the absence of manifest error. The Seller and Kendle agree to each pay one half of the expert's costs and expenses in connection with the reference. The expert is appointed as an expert and not as an arbitrator. The procedures for determination are to be decided by the expert in its absolute discretion.

         11.      MISCELLANEOUS.

                  (a)      NATURE OF CERTAIN OBLIGATIONS.

                           (i) The covenants of each of the Sellers in
         Section 2(a) above concerning the sale of his, her or its TARGET Shares and Trust Units to Kendle and the representations and warranties of each of the Sellers in Section 3(a) above concerning the transaction are several obligations. This means that the particular Seller making the representation, warranty, or covenant will be solely responsible to the extent provided in Section 8 above for any Adverse Consequences Kendle may suffer as a result of any breach thereof.

                           (ii) The remainder of the representations, warranties, and covenants in this Agreement are joint and several obligations. This means that each Seller will be responsible to the extent provided in Section 8 above for the entirety of any Adverse Consequences Kendle may suffer as a result of any breach thereof.

                  (b) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Kendle and the Sellers (which approval shall not be unreasonably withheld or delayed); PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

                  (c) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

                  (d) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

                  (e) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written approval of Kendle and the Sellers; provided, however, that Kendle may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Kendle nonetheless shall remain responsible for the performance of all of its obligations hereunder).

                  (f) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  (g) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (h) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two Business Days after) it is sent (i) from and to Australia, by first class pre-paid post, recorded delivery, or (ii) from or to any place outside Australia, by pre-paid priority airmail, international recorded delivery (or the equivalent thereof), in either case addressed to the intended recipient as set forth below:

         IF TO THE SELLERS:                 GEORGE WILLIAM MIHALY
         -----------------
                                            7 Nirvana Avenue
                                            East Malvern VIC 3145

                                            RUTH ANDREA MIHALY
                                            7 Nirvana Avenue
                                            East Malvern VIC 3145

                                            J&M PSYCHARIS PTY LIMITED
                                            8 City Road
                                            Balwyn  VIC

                                            LAMPAM PTY LIMITED
                                            29 Clovedale Road
                                            Glen Iris  VIC

                                            WAIDE PTY LIMITED
                                            7 Nirvana Avenue

                                            East Malvern VIC 3145

                                            SUSAN CLARA ANNE BLASHKI
                                            75 Nicholas Street
                                            Ashburton  VIC

                                            STUART CAMERON HALL
                                            40 Frank Street
                                            Box Hill  VIC

                  COPY TO:                  HERBERT GEER & RUNDLE
                  -------                   Level 21
                                            385 Bourke Street
                                            Melbourne  VIC  3000
                                            Attention: Steven Smith
                                                       Partner


         IF TO KENDLE:                      KENDLE INTERNATIONAL INC.
         ------------                       441 Vine Street
                                            700 Carew Tower
                                            Cincinnati, Ohio  45202
                                            Attention: Paul F. Ritter, Esq.
                                                       General Counsel

                  COPY TO:                  MALLESONS STEPHEN JAQUES
                  --------                  Level 26 South, Rialto
                                            525 Collins Street
                                            Melbourne  VIC  3000
                                            Attention: Stephen Mead
                                                       Partner

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

                  (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with Victorian law. In relation to any legal action or proceedings to enforce this Agreement or arising out of or in connection with this Agreement, each of the Parties irrevocably submits to the jurisdiction of the Victorian courts and waives any objection to any proceedings in such courts on the grounds of venue or on the grounds that such proceedings have been brought in an inconvenient forum.

                  (j) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Kendle and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  (k) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  (l) EXPENSES. Each of the Parties and TARGET will bear his, her or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Sellers agree that TARGET shall not bear any of the Sellers' costs and expenses (including any of their legal fees and expenses or any brokerage fees) in connection with this Agreement or any of the transactions contemplated hereby.

                  (m) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favouring or disfavouring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. References to, or any provision of, any treaty, statute, directive, regulation, decision, order, instrument, by-law or any other law of, or having effect in, any jurisdiction shall be construed also as references to such provisions as replaced, amended or re-enacted from time to time. Any statute, statutory instrument, regulation, by-law or other requirement of US federal, state or local law and any US legal term of any action, remedy, method of judicial proceeding, legal documents, legal status, procedure, court, official or any legal concept or doctrine or other expression shall in respect of any non-US jurisdiction be deemed to include that which most nearly approximates in such non-US jurisdiction such US statute, statutory instrument, regulation, by-law or other requirement of law or legal term. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

                  (n) INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                  (o) SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court having jurisdiction over the Parties and the matter in addition to any other remedy to which they may be entitled, at law or in equity.

AS WITNESS the hands of the duly authorised representatives of the Parties on the date first before written.

         SIGNED by GEORGE                            )
         WILLIAM MIHALY                              )
                                                     )
         in the presence of:                         )

         Witness:

         Name:

         Address:



         Occupation:


         SIGNED by RUTH ANDREA                       )
         MIHALY                                      )
                                                     )
         in the presence of:                         )

         Witness:

         Name:

         Address:



         Occupation:


         SIGNED by Margaret Papanicolaou             )
         duly authorised for and on                  )
         behalf of J&M PSYCHARIS                     )
         PTY LIMITED, as trustee for the             )
         J&M Psycharis Family Trust                  )

         in the presence of:                         )

         Witness:

         Name:

         Address:

         Occupation:


         SIGNED by Peter Ashley Marks                )
         duly authorised for and on                  )
         behalf of LAMPAM PTY                        )
         LIMITED, as trustee for the                 )
         Marks Family Trust                          )

         in the presence of:                         )

         Witness:

         Name:

         Address:



         Occupation:


         SIGNED by George William Mihaly             )
         duly authorised for and on                  )
         behalf of WAIDE PTY LIMITED,                )
         as trustee for the Mihaly Family Trust)

         in the presence of:                         )

         Witness:

         Name:

         Address:



         Occupation:

         SIGNED by SUSAN CLARA                       )
         ANNE BLASHKI                                )
                                                     )
         in the presence of:                         )

         Witness:

         Name:

         Address:



         Occupation:



         SIGNED by                                   )
         STUART  CAMERON HALL                        )        )
         in the presence of:                         )

         Witness:

         Name:

         Address:

         Occupation:


         SIGNED by                                   )
         Timothy M Mooney                            )
         duly authorised for and on                  )
         behalf of KENDLE                            )
         UK INC.                                     )

         Witness:

         Name:

         Address:

         Occupation:

                            UNITS PURCHASE AGREEMENT

                                      AMONG

                                 KENDLE UK INC.,





                                       AND

                              GEORGE WILLIAM MIHALY
                               RUTH ANDREA MIHALY
                            J&M PSYCHARIS PTY LIMITED
                               LAMPAM PTY LIMITED
                                WAIDE PTY LIMITED
                            SUSAN CLARA ANNE BLASHKI
                               STUART CAMERON HALL

                                TABLE OF CONTENTS
                                -----------------

                                                                          PAGE

1. DEFINITIONS.   2
2. PURCHASE AND SALE OF TARGET SHARES.      7
   (a) BASIC TRANSACTION.  7
   (b)  PURCHASE PRICE.    7
   (c) THE CLOSING.        8
   (d) DELIVERIES AT THE CLOSING.   8
3. REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION. 11
   (a)  REPRESENTATIONS AND WARRANTIES OF THE SELLERS.        11
     (ii) AUTHORIZATION OF TRANSACTION.     11
     (iii) NONCONTRAVENTION.        11
     (iv) BROKERS' FEES.   11
     (v) INVESTMENT.       11
     (vi) TARGET SHARES.   11
   (b) REPRESENTATIONS AND WARRANTIES OF KENDLE.     13
     (i) ORGANIZATION OF KENDLE.    13
     (ii) AUTHORIZATION OF TRANSACTION.     13
     (iii) NONCONTRAVENTION.        14
     (iv) CAPITALIZATION.  14
     (v) SEC REPORTS.      14
     (vi) BROKERS' FEES.   15
     (vii) INVESTMENT.     15
4. REPRESENTATIONS AND WARRANTIES CONCERNING TARGET. 15
   (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER.      15
   (b) CAPITALIZATION.     15
   (c) NONCONTRAVENTION.   16
   (d) BROKERS' FEES.      16
   (e) TITLE TO ASSETS.    16
   (g) FINANCIAL STATEMENTS.        17
   (h) EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END.      17
   (i) UNDISCLOSED LIABILITIES.     19
   (j) LEGAL COMPLIANCE.   19
   (l) REAL PROPERTY.      21
   (m) INTELLECTUAL PROPERTY.       24
   (n) TANGIBLE ASSETS.    26
   (o) CONTRACTS. 26
   (p) NOTES AND ACCOUNTS RECEIVABLE.       28
   (q) POWERS OF ATTORNEY. 28
   (r) INSURANCE. 28
   (s) LITIGATION.29
   (t)EMPLOYEE BENEFITS.   29
   (u) GUARANTIES.34
   (w) CERTAIN BUSINESS RELATIONSHIPS WITH TARGET.   34
   (x) DISCLOSURE.35
5. PRE-CLOSING COVENANTS.  35
   (a) GENERAL.   35
   (b) NOTICES AND CONSENTS.        35
   (c) OPERATION OF BUSINESS.       35
   (e) FULL ACCESS.        36
   (f) NOTICE OF DEVELOPMENTS.      36
6. POST-CLOSING COVENANTS. 36
   (a) GENERAL.   36
   (b) LITIGATION SUPPORT. 36

   (d) CONFIDENTIALITY.    37
   (e) KENDLE SHARES.      37
7. CONDITIONS TO OBLIGATION TO CLOSE.       38
   (a) CONDITIONS TO OBLIGATION OF KENDLE.  38
   (b) CONDITIONS TO OBLIGATION OF THE SELLERS.      39
8. REMEDIES FOR BREACHES OF THIS AGREEMENT. 41
   (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES.   41
   (b) INDEMNIFICATION PROVISIONS FOR BENEFIT OF KENDLE.      41
   (c) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLERS. 42
   (d) MATTERS INVOLVING THIRD PARTIES.     42
   (d) MATTERS INVOLVING THIRD PARTIES.     42
   (e)  DETERMINATION OF ADVERSE CONSEQUENCES.       44
   (f) OTHER INDEMNIFICATION PROVISIONS.    44
   (b)  PAYMENT OF TAXES AND FEES   44
11. MISCELLANEOUS.         47
   (a) NATURE OF CERTAIN OBLIGATIONS.       47
   (b) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS.      47
   (c) NO THIRD-PARTY BENEFICIARIES.        47
   (d) ENTIRE AGREEMENT.   47
   (e) SUCCESSION AND ASSIGNMENT.   47
   (f) COUNTERPARTS.       47
   (g) HEADINGS.  48
   (h) NOTICES.   48
   (i) GOVERNING LAW.      49
   (j) AMENDMENTS AND WAIVERS.      49
   (k) SEVERABILITY.       49
   (l) EXPENSES.  50
   (m) CONSTRUCTION.       50
   (n) INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES.     50
   (o) SPECIFIC PERFORMANCE.        50



                                    SCHEDULES
Schedule 1                          Sellers, Share Holdings, Purchase Price Allocation, Etc.
Schedule 2                          Premises
Schedule 3                          Subsidiaries
Schedule 3(b)              --       Exceptions to Kendle's Representations and Warranties
                                    Concerning the Transaction
Disclosure Schedule        --       Exceptions to Representations and Warranties Concerning
                                    TARGET and its Subsidiaries


                                    EXHIBITS

Exhibit 2(b)               --       Escrow Agreement
Exhibit 4(g)               --       TARGET Financial Statements
Exhibit 7(a)(vii)          --       Employment Agreements
Exhibit 7(a)(viii)         --       Releases
Exhibit 7(a)(ix)           --       Covenants
Exhibit 7(t)(iii)                   Specimen Existing Employment Contract

                                   SCHEDULE 1

            SELLERS, SHARE HOLDINGS, PURCHASE PRICE ALLOCATION, ETC.

------------------------------------------------------------------------------------------------------------------

                   SELLER                       NO OF SHARES/    CASH CLOSING          SHARE        TOTAL PURCHASE
                                                    UNITS           PAYMENT         ALLOCATION           PRICE
                                                                  ALLOCATION                          ALLOCATION
------------------------------------------------------------------------------------------------------------------

George William Mihaly                               1 ordinary            $1.00             none            $1.00
                                                        share
------------------------------------------------------------------------------------------------------------------

Ruth Andrea Mihaly                                  1 ordinary            $1.00             none            $1.00
                                                        share
------------------------------------------------------------------------------------------------------------------

Waide  Pty  Ltd as  Trustee  for  the  Mihaly     100 ordinary       $2,499,998       $1,250,000       $3,749,998
Family Trust                                             units                           (65,416
                                                                                         shares)
------------------------------------------------------------------------------------------------------------------

J & M Psycharis  Pty Ltd as Trustee for the J      12 employee         $300,000         $150,000         $450,000
& M Psycharis Family Trust                               units                            (7,850
                                                                                         shares)
------------------------------------------------------------------------------------------------------------------

Lampam  Pty  Ltd as  Trustee  for  the  Marks       4 employee         $100,000          $50,000         $150,000
Family Trust                                             units                            (2,617
                                                                                         shares)
------------------------------------------------------------------------------------------------------------------

Stuart Cameron Hall                                 3 employee          $75,000          $37,500         $112,500
                                                         units                            (1,963
                                                                                         shares)
------------------------------------------------------------------------------------------------------------------

Susan Clara Anne Blashki                            1 employee           $25,000         $12,500          $37,500
                                                         unit                               (654
                                                                                         shares)
------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 2
                                   ----------
                                    PREMISES
                                    --------


Lease details are as follows:

Lease of 1st Floor, 245 Glenferrie Road, Malvern, Victoria:

-        Landlord - Eastsmith Pty Ltd and Headley Pty Ltd

-        Tenant - Synermedica Pty Ltd

-        Commencement Date - 1 October 1995

-        Term - Four (4) years

-        Option - Further term of four (4) years

Licence to use storeroom at 245 Glenferrie Road, Malvern, Victoria:

-        Term - 1 July 1999 to 30 September 2003

Lease of Suite 202, 20 Falcon Street, Crows Nest, New South Wales:

-        Lessor - Julianne Adams

-        Tenant - Synermedica Pty Ltd

-        Term - 1 January 1999 to 30 June 2000

-        Option - Further period of eighteen (18) months from 1 July 2000

(Note:  Option for further term has been exercised.)

                                   SCHEDULE 3
                                   ----------

                                  SUBSIDIARIES
                                  ------------


Synermedica Research & Development Pty Limited (ACN 064 945 651)

Synermedica R&D Unit Trust

                                  SCHEDULE 3(b)
                                  -------------

      EXCEPTIONS TO KENDLE'S REPRESENTATIONS AND WARRANTIES CONCERNING THE
      --------------------------------------------------------------------
                                  TRANSACTION
                                  -----------



                                     [None]



                                              DISCLOSURE SCHEDULE
                                              -------------------

                EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES CONCERNING TARGET AND ITS SUBSIDIARIES
                -----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

          CLAUSE OF UNIT PURCHASE AGREEMENT                                  DISCLOSURE
-----------------------------------------------------------------------------------------------------------------------------
Section 4(a)


Jurisdiction

                                                       Synermedica Pty Ltd and Synermedica Research & Development Pty Ltd are
                                                       incorporated in Australia. The only relevant jurisdiction for both companies is Australia.


List of Directors and Officers of Target                The Directors of Synermedica Pty Ltd are:

                                                        (i)        George William Mihaly

                                                        (ii)       Margaret Papanicolaou

                                                        (iii)      Stuart Hall

                                                        (iv)       Peter Ashley Marks

                                                        The Secretary of Synermedica Pty Ltd is:

                                                        (i)        George William Mihaly

                                                        The Directors of Synermedica Research & Development Pty Ltd are:

                                                        (i)        George William Mihaly

                                                        (ii)       Margaret Papanicolaou

                                                        (iii)      Stuart Hall

                                                        The Secretary of Synermedica Research & Development Pty Ltd is:
-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------

          CLAUSE OF UNIT PURCHASE AGREEMENT                                  DISCLOSURE
-----------------------------------------------------------------------------------------------------------------------------
                                                        (i)        George William Mihaly
-----------------------------------------------------------------------------------------------------------------------------


Section 4(b)


Sellers' Details                                        Waide Pty Ltd as Trustee for the Mihaly Family Trust - 100 ordinary units


                                                        J & M Psycharis Pty Ltd as Trustee for the J & M Psycharis Family
                                                        Trust - 12 employee units


                                                        Stuart Hall - 3 employee units


                                                        Lampam Pty Ltd as trustee for the Marks Family Trust - 4 employee units


                                                        Susan Blashki - 1 employee unit


                                                        George William Mihaly - 1 share in Synermedica Pty Ltd


                                                        Ruth Andrea Mihaly - 1 share in Synermedica Pty Ltd

-----------------------------------------------------------------------------------------------------------------------------
Section 4(c)

Authorisations                                          Apart from the necessary planning permission, there are no authorities, licences, permits, approvals or authorisations required to conduct the business.

-----------------------------------------------------------------------------------------------------------------------------
Section 4(h)

Events Subsequent to Most Recent
Financial Year End

Details of Contracts                                    (ii)  Details of contracts are contained in the attached schedule of work in progress.

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

          CLAUSE OF UNIT PURCHASE AGREEMENT                                  DISCLOSURE
-----------------------------------------------------------------------------------------------------------------------------

                                                               There are no relevant contracts other than customer contracts.


                                                        (iv)   A mortgage debenture has been granted by Synermedica Pty Ltd in favour of the ANZ Bank.
Security Interest
                                                        (xv)   Details of employees are contained in the attached Remuneration
                                                               Summary Table.
Employment Contracts

                                                       (xvi)   The following employees have been reviewed as at 1 April 2000:

Increase in Remuneration of Employees
                                                                   -    Peppa Buist - Secretary / Receptionist



                                                                   -    Larissa Rocchi - Clinical Research Associate



                                                                   -    Anne Maccarrone - Clinical Services Consultant


                                                        (xvii)   Details of bonuses were provided to Pricewaterhouse Coopers.
Details of bonuses
-----------------------------------------------------------------------------------------------------------------------------

Section 4(i)


Liabilities                                              None other than those disclosed in the Most Recent Balance Sheet.

-----------------------------------------------------------------------------------------------------------------------------

Section 4(k)(iv)
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

          CLAUSE OF UNIT PURCHASE AGREEMENT                                  DISCLOSURE
-----------------------------------------------------------------------------------------------------------------------------

Tax Returns                                             (iv)   All tax returns have been filed from the financial years
                                                               ending 30 June 1995 to 30 June 1999.

GST

                                                        (vii)  To the best knowledge of Target all contracts under which
                                                               Target makes supplies or is taken to have made supplies to any person on or after 1 July 2000 are effective to enable Target to recover an additional amount on account of GST such that after allowing for any liability of Target to GST, Target
                                                               will obtain the same consideration as Target would have
                                                               obtained in the absence of any law imposing GST.


-----------------------------------------------------------------------------------------------------------------------------

Section 4(l)(i)


Property


Property Owned                                          (i)      There are no Premises owned by Target.


Property Leased                                         (ii)     Lease details are as follows:


                                                        Lease of 1st Floor, 245 Glenferrie Road, Malvern, Victoria:

                                                        -           Landlord - Eastsmith Pty Ltd and Headley Pty Ltd

                                                        -           Tenant - Synermedica Pty Ltd

                                                        -           Commencement Date - 1 October 1995

                                                        -           Term - Four (4) years

                                                        -           Option - Further term of four (4) years


                                                       Licence to use storeroom at 245 Glenferrie Road, Malvern, Victoria:
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

          CLAUSE OF UNIT PURCHASE AGREEMENT                                  DISCLOSURE
-----------------------------------------------------------------------------------------------------------------------------
                                                        -           Term - 1 July 1999 to 30 September 2003


                                                        Lease of Suite 202, 20 Falcon Street, Crows Nest, New South Wales:

                                                        -           Lessor - Julianne Adams

                                                        -           Tenant - Synermedica Pty Ltd

                                                        -           Term - 1 January 1999 to 30 June 2000

                                                        -           Option - Further period of eighteen (18) months from 1
                                                                    July 2000 (Note: Option for further term has been
                                                                    exercised.)


Rights and easements for current use of the Premises    (iii)      Each of the Premises have all rights and easements
                                                                   necessary for its current use and enjoyment and the access for each of the Premises is over roads adopted by the local authority and maintained at public expense.

State of Repair of Premises                               (v)      To the best knowledge of the Sellers, each of the Premises is in a good state of repair and condition and fit for the
                                                                   current use and no deleterious material (including, without limit, high alumina cement, woodwool, calcium chloride, sea dredged aggregates or asbestos material) was used in the
                                                                   construction, alteration or repair thereof or of any of them and there are no development works, redevelopment works or fitting out works outstanding in respect of the Premises.

Restrictions on current use of the Premises             (viii)     There are no restrictions which preclude or limit the current use of the Premises and the current use is the permitted use under the provisions of the relevant authority.




Planning Permissions and Approvals                      (ix)       To the best knowledge of Target, all necessary planning
                                                                   permissions, consents and approvals (if any) have been
                                                                   obtained by the landlord for the construction, extension and alteration of the Premises.

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

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          CLAUSE OF UNIT PURCHASE AGREEMENT                                  DISCLOSURE
-----------------------------------------------------------------------------------------------------------------------------

Rent Review                                             (x)        The rent review for Premises at Suite 202, 20 Falcon Street,
                                                                   Crows Nest has been concluded and the rent increased by 3% per annum.

-----------------------------------------------------------------------------------------------------------------------------

Section 4(m)


Intellectual Property


Trade Marks                                             (iii)      Details of trade marks are as follows:

                                                                   -   Synermedica (logo) in Class 42 Registration No 709995
                                                                       registered in Australia from 5 June 1996

                                                                   -   Synermedica (logo) in Class 42 Registration No 2055347
                                                                       registered in Britain and Northern Ireland from
                                                                       2 February 1996

                                                                   When the trade mark for Synermedica (logo) was lodged for
                                                                   registration in the United Kingdom, an objection was
                                                                   raised in respect of a trade mark registered by a Canadian company, Synermed. This company provided a release at that time to the registration of the Synermedica logo.

-----------------------------------------------------------------------------------------------------------------------------

Section 4(m)(iv)


Intellectual Property under license                     (iv)       Target uses:

                                                                   -    Microsoft Word 97 software under licence; and

                                                                   -    Bill Time software under licence from Saroff Design
                                                                        of Missoula MT USA.


                                                        (vi)       The Bill Time software is not Year 2000 compliant.
Year 2000 Compliant
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

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          CLAUSE OF UNIT PURCHASE AGREEMENT                                  DISCLOSURE
-----------------------------------------------------------------------------------------------------------------------------

Section 4(o)


Contracts


Relevant Contracts                                      (ii)     Details of contracts are contained in the attached work in progress schedule.  There are no other relevant contracts.

Borrowings
                                                        (iv)     An overdraft facility exists with the ANZ Bank for a limit of up to $100,000.

Confidential Agreements
                                                        (v)      Other than confidentiality agreements related to contracts with Target's customers, there are none.


Profit sharing for Directors, Officers and Employees    (vii)    Details of profit sharing of directors or employees is
                                                                 referred to in the attached Remuneration Summary Table.


Consultants                                             (ix)     Details of consultants are:

                                                                   -    Andrew Dalton - Senior Health Economist, Melbourne


                                                                   -    Sherie Milsom - Clinical Research Associate, New Zealand

Contract where termination has a material adverse       (xi)     Project based agreements exist with Phoenix International
effect                                                           UK, details of which have been provided to Kendle in the
                                                                 due diligence process.
-----------------------------------------------------------------------------------------------------------------------------

Section 4(r)


Insurance                                               Agent - Heath Group Australasia Pty Ltd (PH: 9826 3666)
-----------------------------------------------------------------------------------------------------------------------------

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          CLAUSE OF UNIT PURCHASE AGREEMENT                                  DISCLOSURE
-----------------------------------------------------------------------------------------------------------------------------

                                                        Broker - Shane Crocker


                                                        INSURANCE - HUMAN VOLUNTEER STUDIES

                                                        Policy No. - 62/902122/D

                                                        Insured - Synermedica Research & Development Pty Ltd

                                                        Insurer - Heath International Broking Pty Ltd

                                                        Limit of Indemnity - $2 million in one claim and in the annual aggregate

                                                        Period of Cover - To 4 March 2001

                                                        Deductibles - $500 each and every claim


                                                        INSURANCE - DIRECTORS AND OFFICERS LIABILITY INSURANCE

                                                        Insured - Synermedica Pty Ltd and Synermedica Research & Development Pty Ltd

                                                        Insurer -  Resource Underwriting Pacific Pty Ltd

                                                        Period of Insurance - To 1 September 2000

                                                        Limit of Indemnity  $2 million on any one claim and in the annual aggregate

                                                        Excess/Deductible  - Directors/Officers - Nil

                                                        Company reimbursement - $2,500 0each and every claim

                                                        Retroactive date - Unlimited excluding known claims and circumstances


                                                        PROFESSIONAL INDEMNITY INSURANCE
-----------------------------------------------------------------------------------------------------------------------------

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          CLAUSE OF UNIT PURCHASE AGREEMENT                                  DISCLOSURE
-----------------------------------------------------------------------------------------------------------------------------

                                                        Insurer: - Rescource Underwriting Pacific Pty Ltd

                                                        Insured - Synermedica Pty Ltd and Synermedica Research & Development
                                                        Pty Ltd

                                                        Period of Insurance - To 1 September 2000

                                                        Limit of Indemnity  $2 million on any one claim and in the annual aggregate

                                                        Excess/Deductible - $3,000 each and every claim

                                                        Retroactive date - Unlimited excluding known claims and circumstances


                                                        BUSINESS INSURANCE

                                                        Insurer - Concord Underwriting Agency Pty Ltd as agents for Mercantile
                                                        Mutual Insurance (Australia) Ltd

                                                        Insured - Synermedica Pty Ltd and Synermedica Research & Development
                                                        Pty Ltd

                                                        Period of Insurance - To 1 September 2000

                                                        Insurance Cover - Plant machinery - $51,000 - Malvern, $8,000 - Crows
                                                        Nest

                                                        Business Interruption Cover - $12,000

                                                        Burglary Cover - $15,000

                                                        Glass Cover - Replacement value

                                                        Public Liability - $5 million on any one occurrence

                                                        Excess - $100 each and every claim (applicable to accidental damage cover only)

                                                        Insurance similar to the above policies has been in place for the five years prior to each current insurable year. Kendle can obtain details from the broker if required.
-----------------------------------------------------------------------------------------------------------------------------

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          CLAUSE OF UNIT PURCHASE AGREEMENT                                  DISCLOSURE
-----------------------------------------------------------------------------------------------------------------------------

Section 4(s)


Litigation                                              None specified.
-----------------------------------------------------------------------------------------------------------------------------

Section 4(t)(i)


Employees                                               (i) & (ii)  Details of employees are set out in the attached
                                                                    Remuneration Summary Table.


Superannuation                                          (xix)(2)    Waide Pty Ltd as the trustee of the Nirvana Superannuation
                                                                    Fund.


                                                        (xxi)       Some earnings have been restructured for salary sacrifice
                                                                    purposes and superannuation is paid on any bonuses paid.
-----------------------------------------------------------------------------------------------------------------------------

Section 4(v)


Hazardous Materials                                     None are used in the business.
-----------------------------------------------------------------------------------------------------------------------------

Section 4(w)


Business relationships with Target                      Nil.
-----------------------------------------------------------------------------------------------------------------------------

                                  EXHIBIT 2(b)
                                  ------------

                                ESCROW AGREEMENT
                                ----------------

                                  EXHIBIT 4(g)
                                  ------------

                           TARGET FINANCIAL STATEMENTS
                           ---------------------------

                                EXHIBIT 7(a)(vii)
                                -----------------

                              EMPLOYMENT AGREEMENTS
                              ---------------------

                               EXHIBIT 7(a)(viii)
                               ------------------

                                    RELEASES
                                    --------

                                EXHIBIT 7(a)(ix)
                                ----------------

                                    COVENANTS
                                    ---------

                                EXHIBIT 7(t)(iii)
                                -----------------

                      SPECIMEN EXISTING EMPLOYMENT CONTRACT
                      -------------------------------------